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Exhibit 4.10

UNION BANK OF CALIFORNIA
SelectBENEFIT
DEFINED CONTRIBUTION PLAN

Copyright 1996 Union Bank of California

	ARTICLE I DEFINITIONS
	ARTICLE II TOP HEAVY PROVISIONS AND ADMINISTRATION
2.1	TOP HEAVY PLAN REQUIREMENTS	13
2.2	DETERMINATION OF TOP HEAVY STATUS	13
2.3	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	16
2.4	DESIGNATION OF ADMINISTRATIVE AUTHORITY	16
2.5	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	16
2.6	POWERS AND DUTIES OF THE ADMINISTRATOR	16
2.7	RECORDS AND REPORTS	17
2.8	APPOINTMENT OF ADVISERS	17
2.9	INFORMATION FROM EMPLOYER	17
2.10	PAYMENT OF EXPENSES	18
2.11	MAJORITY ACTIONS	18
2.12	CLAIMS PROCEDURE	18
2.13	CLAIMS REVIEW PROCEDURE	18
	ARTICLE III ELIGIBILITY
3.1	CONDITIONS OF ELIGIBILITY	19
3.2	EFFECTIVE DATE OF PARTICIPATION	19
3.3	DETERMINATION OF ELIGIBILITY	19
3.4	TERMINATION OF ELIGIBILITY	19
3.5	OMISSION OF ELIGIBLE EMPLOYEE	19
3.6	INCLUSION OF INELIGIBLE EMPLOYEE	19
3.7	ELECTION NOT TO PARTICIPATE	20
3.8	CONTROL OF ENTITIES BY OWNER-EMPLOYEE	20
	ARTICLE IV CONTRIBUTION AND ALLOCATION
4.1	FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION	21
4.2	TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION	21
4.3	ALLOCATION OF CONTRIBUTIONS AND FORFEITURES	21
4.4	MAXIMUM ANNUAL ADDITIONS	26
4.5	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	31
4.6	TRANSFERS FROM QUALIFIED PLANS	31
4.7	VOLUNTARY CONTRIBUTIONS	32

4.8	PARTICIPANT DIRECTED INVESTMENTS	33
4.9	QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS	33
4.10	ACTUAL CONTRIBUTION PERCENTAGE TESTS	34
4.11	INTEGRATION IN MORE THAN ONE PLAN	34
	ARTICLE V VALUATIONS
5.1	VALUATION OF THE TRUST FUND	34
5.2	METHOD OF VALUATION	34
	ARTICLE VI DETERMINATION AND DISTRIBUTION OF BENEFITS
6.1	DETERMINATION OF BENEFITS UPON RETIREMENT	35
6.2	DETERMINATION OF BENEFITS UPON DEATH	35
6.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	36
6.4	DETERMINATION OF BENEFITS UPON TERMINATION	36
6.5	DISTRIBUTION OF BENEFITS	38
6.6	DISTRIBUTION OF BENEFITS UPON DEATH	42
6.7	TIME OF SEGREGATION OR DISTRIBUTION	45
6.8	DISTRIBUTION FOR MINOR BENEFICIARY	45
6.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	45
6.10	PRE-RETIREMENT DISTRIBUTION	46
6.11	ADVANCE DISTRIBUTION FOR HARDSHIP	46
6.12	LIMITATIONS ON BENEFITS AND DISTRIBUTIONS	46
6.13	SPECIAL RULE FOR NON-ANNUITY PLANS	47
6.14	LIFE INSURANCE	47
6.15	DIRECT ROLLOVERS	48
	ARTICLE VII PLAN LOANS
7.1	LOANS TO PARTICIPANTS	49
	ARTICLE VIII AMENDMENT, TERMINATION, AND MERGERS
8.1	AMENDMENT	50
8.2	TERMINATION	51
8.3	MERGER OR CONSOLIDATION	51
	ARTICLE IX MISCELLANEOUS
9.1	EMPLOYER ADOPTIONS	51
9.2	PARTICIPANT'S RIGHTS	52
9.3	ALIENATION	52

9.4	CONSTRUCTION OF PLAN	52
9.5	GENDER AND NUMBER	52
9.6	LEGAL ACTION	53
9.7	PROHIBITION AGAINST DIVERSION OF FUNDS	53
9.8	BONDING	53
9.9	EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE	53
9.10	INSURER'S PROTECTIVE CLAUSE	53
9.11	RECEIPT AND RELEASE FOR PAYMENTS	54
9.12	ACTION BY THE EMPLOYER	54
9.13	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	54
9.14	HEADINGS	54
9.15	APPROVAL BY INTERNAL REVENUE SERVICE	54
9.16	UNIFORMITY	55
9.17	PAYMENT OF BENEFITS	55
9.18	TRANSFER OF INTEREST	55
	ARTICLE X PARTICIPATING EMPLOYERS
10.1	ELECTION TO BECOME A PARTICIPATING EMPLOYER	55
10.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	55
10.3	DESIGNATION OF AGENT	56
10.4	EMPLOYEE TRANSFERS	56
10.5	PARTICIPATING EMPLOYER'S CONTRIBUTION AND FORFEITURES	56
10.6	AMENDMENT	56
10.7	DISCONTINUANCE OF PARTICIPATION	56
10.8	ADMINISTRATOR'S AUTHORITY	57
10.9	PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE	57
	ARTICLE XI CASH OR DEFERRED PROVISIONS
11.1	FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION	57
11.2	PARTICIPANT'S SALARY REDUCTION ELECTION	58
11.3	ALLOCATION OF CONTRIBUTIONS AND FORFEITURES	61
11.4	ACTUAL DEFERRAL PERCENTAGE TESTS	62
11.5	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS	64
11.6	ACTUAL CONTRIBUTION PERCENTAGE TESTS	67
11.7	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS	69
11.8	ADVANCE DISTRIBUTION FOR HARDSHIP	71

ARTICLE I
DEFINITIONS

        As used in this Plan, the following words and phrases shall have the meanings set forth herein unless a different meaning is clearly required by the context:

        1.1  "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

        1.2  "Administrator" means the person(s) or entity designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

        1.3  "Adoption Agreement" means the separate Agreement which is executed by the Employer and accepted by the Sponsor and the Trustee which sets forth the elective provisions of this Plan and Trust as specified by the Employer.

        1.4  "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

        1.5  "Aggregate Account" means with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 2.2.

        1.6  "Anniversary Date" means the anniversary date specified in C3 of the Adoption Agreement.

        1.7  "Beneficiary" means the person to whom a share of a deceased Participant's interest in the Plan is payable, subject to the restrictions of Sections 6.2 and 6.6.

        1.8  "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

        1.9  "Compensation" with respect to any Participant means one of the following as elected in the Adoption Agreement. However, Compensation for any Self-Employed Individual shall be equal to his Earned Income.

    a)
    Information required to be reported under Sections 6041, 6051 and 6052 (Wages, Tips and Other Compensation Box on Form W-2). Compensation is defined as wages as defined in Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

    b)
    Section 3401(a) wages. Compensation is defined as wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

    c)
    415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, allowances under a nonaccountable plan (as described in 1.62-2(c)), and excluding the following:

    i.
    Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

    ii.
    Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

    iii.
    Amounts realized form the sale, exchange or other disposition of stock acquired under a qualified stock option; and

    iv.
    Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

        If, in connection with the adoption of this Plan or of any amendment to the Plan, the definition of Compensation is modified, then, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the Plan then in effect.

        In addition, if specified in the Adoption Agreement, Compensation for all Plan purposes shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b).

        Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d).

        Notwithstanding the above, any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA'93 annual Compensation limit. The OBRA'93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B), of the Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

        For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA'93 annual Compensation limit set forth in this Section.

        In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a

"five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this plan is integrated), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

        For Plan Years beginning prior to January 1, 1989, the $200,000 limit (without regard to Family Member aggregation) shall apply only for Top Heavy Plan Years and shall not be adjusted.

        1.10 "Contract" or "Policy" means any life insurance policy, retirement income policy, or annuity contract (group or individual) issued by the Insurer. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

        1.11 "Deferred Compensation" means, with respect to any Participant, that portion of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 11.2.

        1.12 "Early Retirement Date" means the date specified in the Adoption Agreement on which a Participant or Former Participant has satisfied the age and service requirements specified in the Adoption Agreement (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

        A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

        1.13 "Earned Income" means with respect to a Self-Employed Individual, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Code Section 404. In addition, for Plan Years beginning after December 31, 1989, net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f).

        1.14 "Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election pursuant to Section 11.2, excluding any such amounts distributed as "excess annual additions" pursuant to Section 4.4. In addition, if selected in E3 of the Adoption Agreement, the Employer's matching contribution shall or shall not be considered an Elective Contribution for purposes of the Plan, as provided in Section 11.1(b). Elective Contributions shall be subject to the requirements of Sections 11.2(b) and 11.2(c) and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-1(b)(3), the provisions of which are specifically incorporated herein by reference.

        1.15 "Eligible Employee" means any Employee specified in D1 of the Adoption Agreement.

        1.16 "Employee" means any person who is employed by the Employer, but excludes any person who is employed as an independent contractor. The term Employee shall also include Leased Employees as provided in Code Section 414(n) or (o).

        Except as provided in the Non-Standardized Adoption Agreement, all Employees of all entities which are an Affiliated Employer will be treated as employed by a single employer.

        1.17 "Employer" means the entity specified in the Adoption Agreement, any Participating Employer (as defined in Section 10.1) which shall adopt this Plan, any successor which shall maintain this Plan and any predecessor which has maintained this Plan.

        1.18 "Excess Compensation" means, with respect to a Plan that is integrated with Social Security, a Participant's Compensation which is in excess of the amount set forth in the Adoption Agreement.

        1.19 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions and Qualified Non-Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 11.4(a).

        1.20 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 11.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.4 when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year.

        1.21 "Family Member" means, with respect to an affected Participant, such Participant's spouse, and such Participant's lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).

        1.22 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

        1.23 "Fiscal Year" means the Employer's accounting year as specified in the Adoption Agreement.

        1.24 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

          (a)  the distribution of the entire Vested portion of a Participant's Account, or

          (b)  the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

        Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

        1.25 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

        1.26 "414(s) Compensation" with respect to any Employee means his Compensation as defined in Section 1.9. However, for purposes of this Section, Compensation shall be Compensation paid and, if selected in the Adoption Agreement, shall only be recognized as of an Employee's effective date of participation. If, in connection with the adoption of this Plan or of any amendment to this Plan, the definition of "414(s) Compensation" is modified, then, for Plan Years prior to the Plan Year which includes the adoption of such an amendment, "414(s) Compensation" means compensation determined pursuant to the Plan then in effect.

        In addition, if specified in the Adoption Agreement, "414(s) Compensation" shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), plus Elective Contributions attributable to Deferred Compensation recharacterized as voluntary Employee contributions pursuant to 11.5(a).

        1.27 "415 Compensation" means compensation as defined in Section 4.4(f)(2).

        1.28 "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

          (a)  Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in Section 1.37(c).

          (b)  Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000.

          (c)  Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

          (d)  Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

          (e)  Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year".

        The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period. However, if the Plan Year is a calendar year, or if another Plan of the Employer so provides, then the "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). With respect to this election, it shall be applied on a uniform and consistent basis to all plans, entities, and arrangements of the Employer.

        For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b). Additionally, the dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look back year" begins.

        In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. In addition, Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year".

        1.29 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner". For purposes of this Section, "determination year", "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.29. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

        1.30 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

        1.31 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

        Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

        For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

        An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

        Hours of Service will be credited for employment with all Affiliated Employers and for any individual considered to be a Leased Employee pursuant to Code Sections 414(n) or 414(o) and the Regulations thereunder.

        Hours of Service will be determined on the basis of the method selected in the Adoption Agreement.

        1.32 "Insurer" means any legal reserve insurance company which shall issue one or more policies under the Plan.

        1.33 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

        1.34 "Investment Option" means each investment option made available from time to time, by the Employer to Participants, in which a Participant may elect to have either all or a portion of his accounts invested as permitted by the Employer and the Trustee.

        1.35 "Joint and Survivor Annuity" means an annuity for the life of a Participant with a survivor annuity for the life of the Participant's spouse which is not less than 1/2, nor greater than the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's Vested interest in the Plan.

        1.36 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

          (a)  an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

          (b)  one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

          (c)  a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

          (d)  a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

        For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

        1.37 "Late Retirement Date" means the date of, or the first day of the month or the Anniversary Date coinciding with or next following, whichever corresponds to the election made for the Normal Retirement Date, a Participant's actual retirement after having reached his Normal Retirement Date.

        1.38 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

        A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

        1.39 "Net Profit" means with respect to any Fiscal Year the Employer's net income or profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan and any other qualified plan.

        1.40 "Non-Elective Contribution" means the Employer's contributions to the Plan other than those made pursuant to the Participant's deferral election made pursuant to Section 11.2 and any Qualified Non-Elective Contribution. In addition, if selected in E3 of the Adoption Agreement, the Employer's Matching Contribution made pursuant to Section 4.3(b) shall be considered a Non-Elective Contribution for purposes of the Plan.

        1.41 "Non-Highly Compensated Participant" means any Participant who is neither a Highly Compensated Employee nor a Family Member.

        1.42 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

        1.43 "Normal Retirement Age" means the age specified in the Adoption Agreement at which time a Participant shall become fully Vested in his Participant's Account.

        1.44 "Normal Retirement Date" means the date specified in the Adoption Agreement on which a Participant shall become eligible to have his benefits distributed to him.

        1.45 "1-Year Break in Service" means (a) if the 1,000 Hour Method is selected in the Adoption Agreement, the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer; or (b) if the Elapsed Time Method is selected in the Adoption Agreement, a Period of Severance of at least twelve (12) consecutive months. Period of Severance means the period commencing with the earlier of:

          (a)  the date an Employee separates from service by reason of quitting, retirement, death or discharge; or

          (b)  the first anniversary of the first day of the period in which an employee remains absent from service (with or without pay) for any reason other than quitting, retirement, death or discharge; or

          (c)  the second anniversary of the first day of the period in which an Employee remains absent from service (with or without pay) because of a "maternity or paternity leave of absence", and ending with the date such Employee resumes service. A Break in Service shall not include (i) any period during which the Employee is absent in the service of the armed forces of the United States, including any period during which his reemployment rights as a veteran are protected by law; (ii) any period during which the Employee is on a leave of absence authorized by the Employer not to exceed two years (which leaves shall be granted on a nondiscriminatory basis to all Employees similarly situated), provided, however, that if the Employee fails to return to service prior to the expiration of such authorized leave, his Period of Severance shall be deemed to commence on the date such authorized leave commenced.

        Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

        "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

        A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

        1.46 "Owner-Employee" means a sole proprietor who owns the entire interest in the Employer or a partner who owns more than 10% of either the capital interest or the profit interest in the Employer and who receives income for personal services from the Employer.

        1.47 "Participant" means any Eligible Employee who participates in the Plan as provided in Section 3.2 and has not for any reason become ineligible to participate further in the Plan.

        1.48 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from (a) the Employer's contributions in the case of a Profit Sharing Plan or Money Purchase Plan, and (b) the Employer's Non-Elective Contributions in the case of a 401(k) Profit Sharing Plan.

        1.49 "Participant's Combined Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from the Employer's contributions.

        1.50 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Elective Contributions and Qualified Non-Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to Elective Contributions made pursuant to Section 11.2, Employer matching contributions if they are deemed to be Elective Contributions, and any Qualified Non-Elective Contributions.

        1.51 "Participant Recordkeeper" means Union Bank of California pursuant to a separate agency agreement between Union Bank of California and the Administrator.

        1.52 "Participant's Rollover Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with Section 4.6.

        1.53 "Plan" means this instrument (hereinafter referred to as Union Bank of California SelectBENEFIT Defined Contribution Plan Basic Plan Document #04) including all amendments thereto, and the Adoption Agreement as adopted by the Employer.

        1.54 "Plan Year" means the Plan's accounting year as specified in C2 of the Adoption Agreement.

        1.55 "Pre-Retirement Survivor Annuity" means an immediate annuity for the life of the Participant's spouse, the payments under which must be equal to the actuarial equivalent of 50% of the Participant's Vested interest in the Plan as of the date of death.

        1.56 "Qualified Non-Elective Account" means the account established hereunder to which Qualified Non-Elective Contributions are allocated.

        1.57 "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to E5 of the Adoption Agreement and Section 11.1(d) which are used to satisfy the "Actual Deferral Percentage" tests. Qualified Non-Elective Contributions are nonforfeitable when made and are distributable only as specified in Sections 11.2(c) and 11.8. In addition, the Employer's contributions to the Plan that are made pursuant to Section 11.7(h) and which are used to satisfy the "Actual Contribution Percentage" tests shall be considered Qualified Non-Elective Contributions.

        1.58 "Qualified Voluntary Employee Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest under the Plan resulting from the Participant's tax deductible qualified voluntary employee contributions made pursuant to Section 4.9.

        1.59 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

        1.60 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

        1.61 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 6.1).

        1.62 "Self-Employed Individual" means an individual who has earned income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.

        1.63 "Shareholder-Employee" means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under the applicable Code Section.

        1.64 "Short Plan Year" means, if specified in the Adoption Agreement, that the Plan Year shall be less than a 12 month period. If chosen, the following rules shall apply in the administration of this Plan. In determining whether an Employee has completed a Year of Service for benefit accrual purposes in the Short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of days in the Short Plan Year. The determination of whether an Employee has completed a Year of Service for vesting and eligibility purposes shall be made in accordance with Department of Labor Regulation 2530.203-2(c). In addition, if this Plan is integrated with Social Security, the integration level shall also be proportionately reduced based on the number of days in the Short Plan Year.

        1.65 "Sponsor" means Union Bank of California as the sponsoring organization or any successor acting in its capacity as Sponsor of the Plan.

        1.66 "Super Top Heavy Plan" means a plan described in Section 2.2(b).

        1.67 "Taxable Wage Base" means, with respect to any year, the maximum amount of earnings which may be considered wages for such year under Code Section 3121(a)(1).

        1.68 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

        1.69 "Top Heavy Plan" means a plan described in Section 2.2(a).

        1.70 "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983 during which the Plan is a Top Heavy Plan.

        1.71 "Top Paid Group" shall be determined pursuant to Code Section 414(q) and the Regulations thereunder and generally means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (as determined pursuant to Section 1.29) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be treated as Employees pursuant to Code Section 414(n) or (o). Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

          (a)  Employees with less than six (6) months of service;

          (b)  Employees who normally work less than 17 1/2 hours per week;

          (c)  Employees who normally work less than six (6) months during a year; and

          (d)  Employees who have not yet attained age 21.

        In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

        The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

        1.72 "Total and Permanent Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. However, if the condition constitutes total disability under the federal Social Security Acts, the Administrator may rely upon such determination that the Participant is Totally and Permanently Disabled for the purposes of this Plan. The determination shall be applied uniformly to all Participants.

        1.73 "Trustee" means Union Bank of California and any successors or assigns.

        1.74 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

        1.75 "Valuation Date" means each business day that both the Trustee and the New York Stock Exchange are open for business.

        1.76 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

        1.77 "Voluntary Contribution Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant's nondeductible voluntary contributions made pursuant to Section 4.7.

        1.78 "Year of Service" means (a) if the 1,000 Hour Method is selected in the Adoption Agreement, the computation period of twelve (12) consecutive months, herein set forth, and during which an Employee has completed at least 1000 Hours of Service or (b) if the Elapsed Time Method is selected, twelve (12) Months of Service.

        If the 1,000 Hour Method is selected in the Adoption Agreement, then for purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service (employment commencement date). The computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The succeeding computation periods shall begin with the first anniversary of the Employee's employment commencement date. However, if one (1) Year of Service or less is required as a condition of eligibility, then after the initial eligibility computation period, the eligibility computation period shall shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

        If the Elapsed Time Method is selected in the Adoption Agreement, then for purposes of determining an Employee's initial or continued eligibility to participate and vesting, an Employee will receive credit for the aggregate of all time periods commencing with the Employee's first day of employment or reemployment and ending on the date a Break in Service begins. The first day of employment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

        Years of Service and breaks in service will be measured on the same computation period.

        Years of Service with any predecessor Employer which maintained this Plan shall be recognized. Years of Service with any other predecessor Employer shall be recognized as specified in the Adoption Agreement.

        Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II
TOP HEAVY PROVISIONS AND ADMINISTRATION

2.1    TOP HEAVY PLAN REQUIREMENTS

        For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3(i) of the Plan.

2.2    DETERMINATION OF TOP HEAVY STATUS

          (a)  This Plan shall be a Top Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

          (b)  This Plan shall be a Super Top Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          (c)  Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

            (1)  his Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

            (2)  for a Profit Sharing Plan, an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

            (3)  for a Money Purchase Plan, contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made.

            (4)  any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. In the case of a distribution of an annuity Contract, the amount of such distribution is deemed to be the current actuarial value of the Contract, determined on the date of the distribution. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purpose of this paragraph.

            (5)  any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

            (6)  with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

            (7)  with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

            (8)  For the purposes of determining whether two employers are to be treated as the same employer in 2.2(c)(6) and 2.2(c)(7) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

          (d)  "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

            (1)  Required Aggregation Group: In determining a Required Aggregation Group hereunder, each qualified plan of the Employer, including any Simplified Employee Pension Plan, in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other qualified plan of the Employer which enables any qualified plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

            In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

            (2)  Permissive Aggregation Group: The Employer may also include any other plan of the Employer, including any Simplified Employee Pension Plan, not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

            In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

            (3)  Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

            (4)  An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

          (e)  "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

          (f)    Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

          However, any such determination must include present value of accrued benefit attributable to any Plan distributions referred to in Section 2.2(c)(4) above, any Employee contributions referred to in Section 2.2(c)(5) above or any related or unrelated rollovers referred to in Sections 2.2(c)(6) and 2.2(c)(7) above.

          (g)  "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

            (1)  the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

            (2)  the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

          (h)  The Administrator shall determine whether this Plan is a Top Heavy Plan on the Anniversary Date specified in the Adoption Agreement. Such determination of the top heavy ratio shall be in accordance with Code Section 416 and the Regulations thereunder.

2.3    POWERS AND RESPONSIBILITIES OF THE EMPLOYER

          (a)  The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

          (b)  The Employer shall establish a "funding policy and method", i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

          (c)  The Employer shall select the Investment Options to be offered pursuant to the provisions of the Trust Agreement. The Employer may, in its discretion, appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

          (d)  The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.4    DESIGNATION OF ADMINISTRATIVE AUTHORITY

        The Employer shall appoint one or more Plan Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

        The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.5    ALLOCATION AND DELEGATION OF RESPONSIBILITIES

        If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.6    POWERS AND DUTIES OF THE ADMINISTRATOR

        The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

        The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

          (a)  the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

          (b)  to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

          (c)  to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust Fund;

          (d)  to maintain all necessary records for the administration of the Plan;

          (e)  to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

          (f)    to determine the size and type of any Contract to be purchased from any Insurer, and to designate the Insurer from which such Contract shall be purchased;

          (g)  to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

          (h)  to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect Joint and Survivor Annuities and Pre-Retirement Survivor Annuities if required by the Code and Regulations thereunder;

          (i)    to assist any Participant regarding his rights, benefits, or elections available under the Plan.

2.7    RECORDS AND REPORTS

        The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.8    APPOINTMENT OF ADVISERS

        The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

2.9    INFORMATION FROM EMPLOYER

        To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.10    PAYMENT OF EXPENSES

        All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

2.11    MAJORITY ACTIONS

        Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.12    CLAIMS PROCEDURE

        Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.13    CLAIMS REVIEW PROCEDURE

        Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE III
ELIGIBILITY

3.1    CONDITIONS OF ELIGIBILITY

        Any Eligible Employee shall be eligible to participate hereunder on the date he has satisfied the requirements specified in the Adoption Agreement.

3.2    EFFECTIVE DATE OF PARTICIPATION

        An Eligible Employee who has become eligible to be a Participant shall become a Participant effective as of the day specified in the Adoption Agreement.

        In the event an Employee who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant as of the date he becomes an Eligible Employee.

        In the event an Employee who has satisfied the Plan's eligibility requirements and would otherwise become a Participant shall go from a classification of an Eligible Employee to a noneligible Employee and becomes ineligible to participate and has not incurred a 1-Year Break in Service, such Employee shall participate in the Plan as of the date he returns to an eligible class of Employees. If such Employee does incur a 1-Year Break in Service, eligibility will be determined under the Break in Service rules of the Plan.

3.3    DETERMINATION OF ELIGIBILITY

        The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13.

3.4    TERMINATION OF ELIGIBILITY

        In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5    OMISSION OF ELIGIBLE EMPLOYEE

        If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution, if necessary after the application of Section 4.3(e), so that the omitted Employee receives a total amount which the said Employee would have received had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6    INCLUSION OF INELIGIBLE EMPLOYEE

        If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7    ELECTION NOT TO PARTICIPATE

        An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year. For Standardized Plans, a Participant or an Eligible Employee may not elect not to participate. Furthermore, the foregoing election not to participate shall not be available with respect to partners in a partnership.

3.8    CONTROL OF ENTITIES BY OWNER-EMPLOYEE

          (a)  If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other entities, this Plan and the plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other entities.

          (b)  If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

          (c)  If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the benefits or contributions of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

          (d)  For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control an entity if the Owner-Employee, or two or more Owner-Employees together:

            (1)  own the entire interest in an unincorporated entity, or

            (2)  in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

          (e)  For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1    FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

          (a)  For a Money Purchase Plan—

            (1)  The Employer shall make contributions over such period of years as the Employer may determine on the following basis. On behalf of each Participant eligible to share in allocations, for each year of his participation in this Plan, the Employer shall contribute the amount specified in the Adoption Agreement. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee. The Employer shall be required to obtain a waiver from the Internal Revenue Service for any Plan Year in which it is unable to make the full required contribution to the Plan. In the event a waiver is obtained, this Plan shall be deemed to be an individually designed plan.

            (2)  For any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, the Employer shall not contribute on behalf of a Participant who performs less than a Year of Service during any Plan Year, unless there is a Short Plan Year or a contribution is required pursuant to 4.3(h).

            (3)  Notwithstanding the foregoing, the Employer's contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. However, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

          (b)  For a Profit Sharing Plan—

            (1)  For each Plan Year, the Employer shall contribute to the Plan such amount as specified by the Employer in the Adoption Agreement. Notwithstanding the foregoing, however, the Employer's contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

            (2)  Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current or accumulated Net Profit or the amount which is deductible under Code Section 404.

4.2    TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

        The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

4.3    ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

          (a)  The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

          (b)  The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year.

  Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

            (1)  For a Money Purchase Plan:

                (i)  The Employer's Contribution shall be allocated to each Participant's Combined Account in the manner set forth in Section 4.1 herein and as specified in Section E2 of the Adoption Agreement.

            (2)  For an Integrated Profit Sharing Plan:

                (i)  The Employer's contribution shall be allocated to each Participant's Account, except as provided in Section 4.3(f), in a dollar amount equal to 5.7% of the sum of each Participant's total Compensation plus Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his total Compensation plus his total Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for that year.

            Regardless of the preceding, 4.3% shall be substituted for 5.7% above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 5.4% shall be substituted for 5.7% above.

              (ii)  The balance of the Employer's contribution over the amount allocated above, if any, shall be allocated to each Participant's Combined Account in the same proportion that his total Compensation for the Year bears to the total Compensation of all Participants for such year.

              (iii)  Except, however, for any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Employer's contribution for that year, unless there is a Short Plan Year or a contribution is required pursuant to Section 4.3(h).

            (3)  For a Non-Integrated Profit Sharing Plan:

                (i)  The Employer's contribution shall be allocated to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

              (ii)  Except, however, for any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Employer's contribution for that year, unless there is a Short Plan Year or a contribution is required pursuant to Section 4.3(h).

          (c)(1)    Each Valuation Date all accounts of each Participant shall be charged or credited as appropriate with the net earnings, gains, losses, and expenses as well as any appreciation or depreciation in market value of each Investment Option using publicly listed fair market values when appropriate. Trustee shall update the values of the Investment Options of each account based on the units held by the account in the Investment Option.

            (2)  To the extent that there are Trust assets, the value of which is not readily determinable on an established market, any earnings, gains or losses shall be allocated in a manner consistent with Section 5.2. In the event such assets are accounted for as pooled assets, the allocation of earnings, gains and losses shall consider each Participant's entire account balance and shall be based upon the earnings, gains and losses of the entire pool of such assets. In the event such assets are accounted for as part of a Participant's segregated account, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

            (3)  If, with respect to any Plan Year, any account of a Participant is credited with an incorrect amount of Contributions or earnings to which such Participant is entitled under the Plan, or if an error is made with respect to the investment of the assets of the account, which error results in an incorrect amount being credited to the account of the Participant, remedial action may be taken in accordance with this paragraph. In such event, the Plan may adjust such account balances to the extent necessary to reflect the account balances which would have existed had no such error been made. Further, the Employer may make additional contributions to the account of any affected Participant to place the affected account in the position that would have existed if the error had not been made. Any account adjustments or additional contributions made under this section of the Plan shall be made on a uniform and non-discriminatory basis.

          (d)  Participants' Accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends or interest received on insurance contracts.

          (e)  As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 6.4(g)(2) or be used to satisfy any contribution that may be required pursuant to Section 3.5. The remaining Forfeitures, if any, shall be treated in accordance with the Adoption Agreement. Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.4) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.5. Except, however, for any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Plan Forfeitures for that year, unless there is a Short Plan Year or a contribution required pursuant to Section 4.3(h).

          (f)    Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (i) the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee.

        However, for each Non-Key Employee who is a Participant in a paired Profit Sharing Plan or 401(k) Profit Sharing Plan and a paired Money Purchase Plan, the minimum 3% allocation specified above shall be provided in the Money Purchase Plan.

        If this is an integrated Plan, then for any Top Heavy Plan Year the Employer's contribution shall be allocated as follows:

            (1)  An amount equal to 3% multiplied by each Participant's Compensation for the Plan Year shall be allocated to each Participant's Account. If the Employer does not contribute such amount for all Participants, the amount shall be allocated to each Participant's Account in the same proportion that his total Compensation for the Plan Year bears to the total Compensation of all Participants for such year.

            (2)  The balance of the Employer's contribution over the amount allocated under subparagraph (1) hereof shall be allocated to each Participant's Account in a dollar amount equal to 3% multiplied by a Participant's Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his Excess Compensation bears to the total Excess Compensation of all Participants for that year.

            (3)  The balance of the Employer's contribution over the amount allocated under subparagraph (2) hereof shall be allocated to each Participant's Account in a dollar amount equal to 2.7% multiplied by the sum of each Participant's total Compensation plus Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his total Compensation plus his total Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for that year.

            Regardless of the preceding, 1.3% shall be substituted for 2.7% above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 2.4% shall be substituted for 2.7% above.

            (4)  The balance of the Employer's contributions over the amount allocated above, if any, shall be allocated to each Participant's Account in the same proportion that his total Compensation for the Plan Year bears to the total Compensation of all Participants for such year.

        For each Non-Key Employee who is a Participant in this Plan and another non-paired defined contribution plan maintained by the Employer, the minimum 3% allocation specified above shall be provided as specified in F3 of the Adoption Agreement.

          (g)  For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

          (h)  For any Top Heavy Plan Year, the minimum allocations set forth in this Section shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; or (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

          (i)    Notwithstanding anything herein to the contrary, in any Plan Year in which the Employer maintains both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate defined contribution plan allocations. Therefore, if the Employer maintains both a Defined Benefit and a

  Defined Contribution Plan that are a Top Heavy Group, the top heavy minimum benefits shall be provided as follows:

            (1)  Applies if F1b of the Adoption Agreement is Selected—

                (i)  The requirements of Section 2.1 shall apply except that each Non-Key Employee who is a Participant in the Profit Sharing Plan or Money Purchase Plan and who is also a Participant in the Defined Benefit Plan shall receive a minimum allocation of five percent (5%) of such Participant's "415 Compensation" from the applicable Defined Contribution Plan(s).

              (ii)  For each Non-Key Employee who is a Participant only in the Defined Benefit Plan the Employer will provide a minimum non-integrated benefit equal to 2% of his highest five consecutive year average "415 Compensation" for each Year of Service while a Participant in the Plan, in which the Plan is top heavy, not to exceed ten.

              (iii)  For each Non-Key Employee who is a Participant only in this Defined Contribution Plan, the Employer shall provide a contribution equal to 3% of his "415 Compensation".

            (2)  Applies if F1c of the Adoption Agreement is Selected—

                (i)  The minimum allocation specified in Section 4.3(i)(1)(i) shall be 7 1/2% if the Employer elects in the Adoption Agreement for years in which the Plan is Top Heavy, but not Super Top Heavy.

              (ii)  The minimum benefit specified in Section 4.3(i)(1)(ii) shall be 3% if the Employer elects in the Adoption Agreement for years in which the Plan is Top Heavy, but not Super Top Heavy.

              (iii)  The minimum allocation specified in Section 4.3(i)(1)(iii) shall be 4% if the Employer elects in the Adoption Agreement for years in which the Plan is Top Heavy, but not Super Top Heavy.

          (j)    For the purposes of this Section, "415 Compensation" shall be limited to the same dollar limitations set forth in Section 1.9. However, for Plan Years beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted.

          (k)  Notwithstanding anything herein to the contrary, any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability, or retirement shall or shall not share in the allocations of the Employer's Contributions and Forfeitures as provided in the Adoption Agreement. Notwithstanding the foregoing, for Plan Years beginning after 1989, if this is a standardized Plan, any such terminated Participant shall share in the allocations as provided in this Section provided such Participant completed more than 500 Hours of Service.

          (l)    Notwithstanding anything herein to the contrary, Participants terminating for reasons of death, Total and Permanent Disability, or retirement shall or shall not share in the allocations of the Employer's Contributions and Forfeitures as provided in the Adoption Agreement. Notwithstanding the foregoing, for Plan Years beginning after 1989, if this is a standardized Plan, any Participants terminating for reasons of death, Total and Permanent Disability, or retirement shall share in the allocations of the Employer's Contributions and Forfeitures provided such Participant completed more than 500 Hours of Service.

          (m)  If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

            (1)  one account for nonforfeitable benefits attributable to pre-break service; and

            (2)  one account representing his employer derived account balance in the Plan attributable to post-break service.

          (n)  Notwithstanding any election in the Adoption Agreement to the contrary, if this is a non-standardized Plan that would otherwise fail to meet the requirements of Code Sections 401(a)(26), 410(b)(1), or 410(b)(2)(A)(i) and the Regulations thereunder because Employer Contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

            (1)  The group of Participants eligible to share in the Employer's contribution and Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

            (2)  If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

        Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

4.4    MAXIMUM ANNUAL ADDITIONS

          (a)(1)    If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)), maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, which provides Annual Additions, the amount of Annual Additions which may be credited to the Participant's accounts for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

            (2)  Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

            (3)  As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

            (4)  If there is an excess amount pursuant to Section 4.4(a)(2) or Section 4.5, the excess will be disposed of in one or more of the following manners, as uniformly determined by the Plan Administrator for all Participants similarly situated:

                (i)  Any Deferred Compensation or nondeductible Voluntary Employee Contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

              (ii)  If, after the application of subparagraph (i), an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

              (iii)  If, after the application of subparagraph (i), an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

              (iv)  If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any employer contributions or any employee contributions may be made to the plan for that limitation year. Excess amounts may not be distributed to participants or former participants.

          (b)(1)    This subsection applies if, in addition to this Plan, the Participant is covered under another qualified Prototype defined contribution plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, which provides Annual Additions, during any Limitation Year. The Annual Additions which may be credited to a Participant's accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's accounts under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and welfare benefit funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

            (2)  Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 4.4(a)(2).

            (3)  As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

            (4)  If, pursuant to Section 4.4(b)(2) or as a result of the allocation of Forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

            (5)  If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                (i)  the total Excess Amount allocated as of such date, times

              (ii)  the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

            (6)  Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 4.4(a)(4).

          (c)  If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with Section 4.4(b), unless the Employer provides other limitations in the Adoption Agreement.

          (d)  If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the Limitation on Allocations Section of the Adoption Agreement.

          Except, however, if the Plans are standardized paired plans, the rate of accrual in the defined benefit plan will be reduced to the extent necessary so that the sum of the Defined Contribution Fraction and Defined Benefit Fraction will equal 1.0.

          (e)  For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition". In addition, the following are not Employee contributions for the purposes of Section 4.4(f)(1)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

          (f)    For purposes of this Section, the following terms shall be defined as follows:

            (1)  Annual Additions means the sum credited to a Participant's accounts for any Limitation Year of (1) Employer contributions, (2) effective with respect to "limitation years" beginning after December 31, 1986, Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition", or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1). Notwithstanding the foregoing, for "limitation years" beginning prior to January 1, 1987, only that portion of Employee contributions equal to the lesser of Employee contributions in excess of six percent (6%) of "415 Compensation" or one-half of Employee contributions shall be considered an "annual addition".

          For this purpose, any Excess Amount applied under Sections 4.4(a)(4) and 4.4(b)(6) in the Limitation Year to reduce Employer contributions shall be considered Annual Additions for such Limitation Year.

            (2)  Compensation means a Participant's Compensation as elected in the Adoption Agreement. However, regardless of any selection made in the Adoption Agreement, "414(s) Compensation" shall exclude compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b).

            For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this Article, compensation for a limitation year is the compensation actually paid or made available during such limitation year.

            Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is totally and permanently disabled (as defined in Code Section 22(e)(3)) is the Compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of Compensation paid immediately before becoming totally and permanently disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

            (3)  Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of his Highest Average Compensation including any adjustments under Code Section 415(b).

        Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

            Notwithstanding the foregoing, for any Top Heavy Plan Year, 100 shall be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in F1 of the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 shall be substituted for 125 in any event.

            (4)  Defined Contribution Dollar Limitation means $30,000, or, if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

            (5)  Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible voluntary employee contributions to any defined benefit plans, whether or not terminated, maintained by the Employer and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the Defined Contribution Dollar Limitation or 35 percent of the Participant's Compensation for such year. For Limitation Years beginning prior to January 1, 1987, the "annual addition" shall not be recomputed to treat all Employee contributions as an Annual Addition.

            If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

            Notwithstanding the foregoing, for any Top Heavy Plan Year, 100 shall be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in F1 of the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 100 shall be substituted for 125 in any event.

            (6)  Employer means the Employer that adopts this Plan and all Affiliated Employers, except that for purposes of this Section, Affiliated Employers shall be determined pursuant to the modification made by Code Section 415(h).

            (7)  Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

            (8)  Highest Average Compensation means the average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12 consecutive month period defined in Section E1 of the Adoption Agreement which is used to determine Compensation under the Plan.

            (9)  Limitation Year means the Compensation Year (a 12 consecutive month period) as elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

            (10) Master or Prototype Plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

            (11) Maximum Permissible Amount means the maximum Annual Addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year, which shall not exceed the lesser of:

              (i)    the Defined Contribution Dollar Limitation, or

              (ii)  25 percent of the Participant's Compensation for the Limitation Year.

              The Compensation Limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition under Code Sections 415(l)(1) or 419A(d)(2).

            If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Contribution multiplied by the following fraction:

number of months in the short Limitation Year

12

            (12) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the plan assuming:

              (i)    the Participant will continue employment until Normal Retirement Age (or current age, if later), and

              (ii)  the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

          (g)  Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.5    ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

          (a)  If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.4, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum provided in Section 4.4 to be exceeded, the Administrator shall treat the excess in accordance with Section 4.4(a)(4).

4.6    TRANSFERS FROM QUALIFIED PLANS

          (a)  If specified in the Adoption Agreement and with the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account". Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

          (b)  Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraphs (c) and (d) of this Section.

          (c)  Amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(4)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

          (d)  At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

          (e)  For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) lump-sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

          (f)    Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

          (g)  Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 8.1.

4.7    VOLUNTARY CONTRIBUTIONS

          (a)  If this is an amendment to a Plan that had previously allowed voluntary Employee contributions, then, except as provided in 4.7(b) below, this Plan will not accept voluntary

  Employee contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer.

          (b)  For 401(k) Plans, if elected in the Adoption Agreement, each Participant may, at the discretion of the Administrator in a nondiscriminatory manner, elect to voluntarily contribute a portion of his compensation earned while a Participant under this Plan. Such contributions shall be paid to the Trustee within a reasonable period of time but in no event later than 90 days after the receipt of the contribution.

          (c)  The balance in each Participant's Voluntary Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

          (d)  A Participant may elect to withdraw his voluntary contributions from his Voluntary Contribution Account and the actual earnings thereon in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to voluntary contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for his withdrawal. No Forfeitures shall occur solely as a result of an Employee's withdrawal of Employee contributions.

          In the event such a withdrawal is made, or in the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any plan maintained by the Employer, then such Participant shall be barred from making any voluntary contributions for a period of twelve (12) months after receipt of the withdrawal or distribution.

          (e)  At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Voluntary Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary.

4.8    PARTICIPANT DIRECTED INVESTMENTS

          (a)  If elected in the Adoption Agreement, all Participants may direct the Trustee as to the investment of all or a portion of any one or more of their individual account balances. Participants may direct the Trustee in writing to invest their account in specific Investment Options as permitted by the Administrator provided such investments are in accordance with the Department of Labor regulations and are permitted by the Plan. That portion of the account of any Participant so directing will thereupon be considered a Directed Investment Account.

          (b)  The Administrator shall establish a procedure, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this Section, how often changes between investments may be made, whether Participants may communicate directly with the Participant Recordkeeper by telephone, and any other limitations that the Administrator shall impose on a Participant's right to direct investments. Union Bank of California, as Trustee or Participant Recordkeeper, shall have no liability for errors caused by Participants in utilizing a telephone response system if written confirmations are sent to Participants and no corrections are requested within 30 days of mailing of such written confirmation.

4.9    QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS

          (a)  If this is an amendment to a Plan that previously permitted deductible voluntary contributions, then each Participant who made a "Qualified Voluntary Employee Contribution" within the meaning of Code Section 219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, shall have his contribution held in a separate Qualified Voluntary Employee Contribution Account which shall be fully Vested at all times. Such contributions, however, shall not be permitted if they are attributable to taxable years beginning after December 31, 1986.

          (b)  A Participant may, upon written request delivered to the Administrator, make withdrawals from his Qualified Voluntary Employee Contribution Account. Any distribution shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

          (c)  At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Qualified Voluntary Employee Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary.

4.10    ACTUAL CONTRIBUTION PERCENTAGE TESTS

        In the event this Plan previously provided for voluntary or mandatory Employee contributions, then, with respect to Plan Years beginning after December 31, 1986, such contributions must satisfy the provisions of Code Section 401(m) and the Regulations thereunder.

4.11    INTEGRATION IN MORE THAN ONE PLAN

        If the Employer and/or an Affiliated Employer maintain qualified retirement plans integrated with Social Security such that any Participant in this Plan is covered under more than one of such plans, then such plans will be considered to be one plan and will be considered to be integrated if the extent of the integration of all such plans does not exceed 100%. For purposes of the preceding sentence, the extent of integration of a plan is the ratio, expressed as a percentage, which the actual benefits, benefit rate, offset rate, or employer contribution rate, whatever is applicable, under the Plan bears to the limitation applicable to such Plan. If the Employer maintains two or more standardized paired plans, only one plan may be integrated with Social Security.

ARTICLE V
VALUATIONS

5.1    VALUATION OF THE TRUST FUND

        The Trustee, as of each Valuation Date, shall determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

5.2    METHOD OF VALUATION

        In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Trustee shall value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker.

        Notwithstanding anything herein to the contrary, in the event there are Trust assets, the value of which is not readily determinable, the Employer shall have sole responsibility for the valuation of such assets and the Trustee shall incur no liability for inaccurate valuations based on the Trustee's good faith reliance on valuation information provided by Employer or Employer's agent. The Employer shall provide the Trustee with an annual updated valuation as of each Anniversary Date of all such Trust assets, the value of which is not readily determinable on an established market and neither the

Employer nor any Participant or Beneficiary shall have any right to demand a more current valuation of such assets, regardless of whether such assets are held in a segregated account or a pooled account.

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1    DETERMINATION OF BENEFITS UPON RETIREMENT

        Every Participant may terminate his employment with the Employer and retire for the purposes hereof on or after his Normal Retirement Date or Early Retirement Date. Upon such Normal Retirement Date or Early Retirement Date, all amounts credited to such Participant's Combined Account shall become distributable. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Administrator shall direct the distribution of all amounts credited to such Participant's Combined Account in accordance with Section 6.5.

6.2    DETERMINATION OF BENEFITS UPON DEATH

          (a)  Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. The Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution of the deceased Participant's accounts to the Participant's Beneficiary.

          (b)  Upon the death of a Former Participant, the Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution of any remaining amounts credited to the accounts of such deceased Former Participant to such Former Participant's Beneficiary.

          (c)  The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

          (d)  Unless otherwise elected in the manner prescribed in Section 6.6, the Beneficiary of the Pre-Retirement Survivor Annuity shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse for the Pre-Retirement Survivor Annuity if:

            (1)  the Participant and his spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in Section 6.6, and the spouse has waived his or her right to be the Participant's Beneficiary, or

            (2)  the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

            (3)  the Participant has no spouse, or

            (4)  the spouse cannot be located.

          In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. The Participant may, at any time, designate a Beneficiary for death benefits payable under the Plan that are in excess of the Pre-Retirement Survivor Annuity. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

          (e)  If the Plan provides an insured death benefit and a Participant dies before any insurance coverage to which he is entitled under the Plan is effected, his death benefit from such insurance coverage shall be limited to the standard rated premium which was or should have been used for such purpose.

          (f)    In the event of any conflict between the terms of this Plan and the terms of any Contract issued hereunder, the Plan provisions shall control.

6.3    DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

        In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 6.5 and 6.7, shall direct the distribution to such Participant of all amounts credited to such Participant's Combined Account as though he had retired.

6.4    DETERMINATION OF BENEFITS UPON TERMINATION

          (a)  On or before the Anniversary Date, or other Valuation Date, coinciding with or subsequent to the termination of a Participant's employment for any reason other than retirement, death, or Total and Permanent Disability, the Administrator may direct that the amount of the Vested portion of such Terminated Participant's Combined Account be segregated and invested separately. In the event the Vested portion of a Participant's Combined Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations pursuant to Section 4.3 until such time as a distribution is made to the Terminated Participant. The amount of the portion of the Participant's Combined Account which is not Vested may be credited to a separate account (which will always share in gains and losses of the Trust Fund) and at such time as the amount becomes a Forfeiture shall be treated in accordance with the provisions of the Plan regarding Forfeitures.

          Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct that the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant provided the conditions, if any, set forth in the Adoption Agreement have been satisfied. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

          Notwithstanding the above, if the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed, and at the time of any prior distribution, has never exceeded $3,500, the Administrator shall direct that the entire Vested benefit be paid to such Participant in a single lump-sum without regard to the consent of the Participant or the Participant's spouse. A Participant's Vested benefit shall not include Qualified Voluntary Employee Contributions within the meaning of Code Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

          (b)  The Vested portion of any Participant's Account shall be a percentage of such Participant's Account determined on the basis of the Participant's number of Years of Service according to the vesting schedule specified in the Adoption Agreement.

          (c)  For any Top Heavy Plan Year, one of the minimum top heavy vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum top heavy vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became top heavy. Further, no decrease in a Participant's Vested percentage may occur in the event the Plan's status as top heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top heavy and the Vested percentage of such Employee's Participant's Account shall be determined without regard to this Section 6.4(c).

          If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall continue to use the vesting schedule in effect while the Plan was a Top Heavy Plan for each Employee who had an Hour of Service during a Plan Year when the Plan was Top Heavy.

          (d)  Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

          (e)  If this is an amended or restated Plan, then notwithstanding the vesting schedule specified in the Adoption Agreement, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement. The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article, or due to changes in the Plan's status as a Top Heavy Plan.

          (f)    If the Plan's vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least 3 Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change. Notwithstanding the foregoing, for Plan Years beginning before January 1, 1989, or with respect to Employees who fail to complete at least one (1) Hour of Service in a Plan Year beginning after December 31, 1988, five (5) shall be substituted for three (3) in the preceding sentence. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

            (1)  the adoption date of the amendment,

            (2)  the effective date of the amendment, or

            (3)  the date the Participant receives written notice of the amendment from the Employer or Administrator.

          (g)(1)If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

            (2)  If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the

    Employer or the close of the first period of 5 consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five (5) years after the date of separation. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other Valuation Date preceding his termination. If an employee receives a distribution pursuant to this section and the employee resumes employment covered under this plan, the employee's employer-derived account balance will be restored to the amount on the date of distribution if the employee repays to the plan the full amount of the distribution attributable to employer contributions before the earlier of 5 years after the first date on which the participant is subsequently re-employed by the employer, or the date the participant incurs 5 consecutive 1-year breaks in service following the date of the distribution. If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

            (3)  If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

              (i)    Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

              (ii)  After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

              (iii)  A Former Participant who is reemployed and who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (i) above, shall participate in the Plan as of his date of reemployment;

              (iv)  If a Former Participant completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

          (h)  In determining Years of Service for purposes of vesting under the Plan, Years of Service shall be excluded as specified in the Adoption Agreement.

          (i)    Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u). Loan repayments will be suspended under this Plan as permitted under Code §414(u)(4).

6.5    DISTRIBUTION OF BENEFITS

          (a)(1)Unless otherwise elected as provided below, a Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" shall receive the value of all of his benefits in the form of a Joint and Survivor Annuity. The Joint and Survivor Annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This Joint and Survivor Annuity shall be considered the designated qualified Joint and Survivor Annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime which alternative Joint and Survivor Annuity shall be equal in value to the automatic Joint and 50% Survivor Annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the Joint and Survivor Annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

            (2)  Any election to waive the Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

            (3)  The election period to waive the Joint and Survivor Annuity shall be the 90 day period ending on the "annuity starting date."

            (4)  For purposes of this Section and Section 6.6, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

            (5)  With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "annuity starting date" a written explanation of:

              (i)    the terms and conditions of the Joint and Survivor Annuity, and

              (ii)  the Participant's right to make and the effect of an election to waive the Joint and Survivor Annuity, and

              (iii)  the right of the Participant's spouse to consent to any election to waive the Joint and Survivor Annuity, and

              (iv)  the right of the Participant to revoke such election, and the effect of such revocation.

          (b)  In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive his benefit in the form of a Joint and Survivor Annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the distribution to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods which are permitted pursuant to the Adoption Agreement:

            (1)  One lump-sum payment in cash or in property;

            (2)  Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may direct that the Participant's interest in the Plan be segregated and invested separately, and that the funds in the segregated account be used for the payment of the installments. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary);

            (3)  Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

          (c)  The present value of a Participant's Joint and Survivor Annuity derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds, or has ever exceeded at the time of any prior distribution, $3,500. Further, the spouse of a Participant must consent in writing to any immediate distribution. If the value of the Participant's benefit derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the "annuity starting date" unless the Participant and his spouse consent in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

          (d)  Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded at the time of any prior distribution, $3,500 shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

            (1)  No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

            (2)  The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(e).

            (3)  Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the "annuity starting date".

            (4)  Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the "annuity starting date".

            (5)  No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

          (e)  Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity Contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation Section 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

            (1)  A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or, if benefits are paid in the form of a Joint and Survivor Annuity, the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations. For Plan Years beginning after December 31, 1988, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

            (2)  Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

    Additionally, for calendar years beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

          (f)    For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall be redetermined annually in accordance with Regulations if permitted pursuant to the Adoption Agreement. If the Participant or the Participant's spouse may elect whether recalculations will be made, then the election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

          (g)  All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of this Plan.

          (h)  Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

          (i)    If a distribution is made at a time when a Participant who has not terminated employment is not fully Vested in his Participant's Account and the Participant may increase the Vested percentage in such account:

            (1)  A separate account shall be established for the Participant's interest in the Plan as of the time of the distribution, and

            (2)  At any relevant time the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

X equals P(AB plus (RxD))-(R × D)

    For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

          (j)    Notwithstanding any provision of this Plan to the contrary, effective on the first day of the first Plan Year beginning on or after December 12, 1994, or, if later, March 12, 1995, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefits is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code §414(l), to this Plan from a money purchase pension plan qualified under Code §401(a) (other than any portion of those assets and liabilities attributable to voluntary Employee contributions).

6.6    DISTRIBUTION OF BENEFITS UPON DEATH

          (a)  Unless otherwise elected as provided below, a Vested Participant who dies before the annuity starting date and who has a surviving spouse shall have the Pre-Retirement Survivor Annuity paid to his surviving spouse. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in Section 6.6(h).

          (b)  Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 6.5(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

          (c)  The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

          (d)  With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.5(a)(5). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

            (1)  The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

            (2)  A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

            (3)  A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

            (4)  A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

            (5)  A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after separation.

          (e)  The Pre-Retirement Survivor Annuity provided for in this Section shall apply only to Participants who are credited with an Hour of Service on or after August 23, 1984. Former Participants who are not credited with an Hour of Service on or after August 23, 1984 shall be provided with rights to the Pre-Retirement Survivor Annuity in accordance with Section 303(e)(2) of the Retirement Equity Act of 1984.

          (f)    If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the immediate distribution of such amount to the Participant's spouse. No distribution may be made under the preceding sentence after the annuity starting date unless the spouse consents in writing. If the value exceeds, or has ever exceeded at the time of any prior distribution, $3,500, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

          (g)(1)In the event there is an election to waive the Pre-Retirement Survivor Annuity, and for death benefits in excess of the Pre-Retirement Survivor Annuity, such death benefits shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject to the rules specified in Section 6.6(h) and the selections made in the Adoption Agreement:

                (i)  One lump-sum payment in cash or in property;

              (ii)  Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to reduce the period over which such periodic installments shall be made, and the cash amount of such periodic installments shall be adjusted accordingly.

              (iii)  If death benefits in excess of the Pre-Retirement Survivor Annuity are to be paid to the surviving spouse, such benefits may be paid pursuant to (i) or (ii) above, or used to purchase an annuity so as to increase the payments made pursuant to the Pre-Retirement Survivor Annuity;

            (2)  In the event the death benefit payable pursuant to Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct that the death benefit be segregated and invested separately, and that the funds accumulated in the segregated account be used for the payment of the installments.

          (h)  Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder.

            (1)  If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death.

            (2)  If a Participant dies before he has begun to receive any distributions of his interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries in accordance with the following rules subject to the selections made in the Adoption Agreement and Subsections 6.6(h)(3) and 6.6(i) below:

                (i)  The entire death benefit shall be distributed to the Participant's Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant's death occurs;

              (ii)  The 5-year distribution requirement of (i) above shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died;

              (iii)  However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his designated Beneficiary, the provisions of (ii) above shall apply except that the requirement that distributions commence within one year of the Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

            (3)  Notwithstanding subparagraph (2) above, or any selections made in the Adoption Agreement, if a Participant's death benefits are to be paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.

          (i)    For purposes of Section 6.6(h)(2), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement (if permitted in the Adoption Agreement) must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

          (j)    For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall or shall not be redetermined annually as provided in the Adoption Agreement and in accordance with Regulations. If the Participant or the Participant's spouse may elect, pursuant to the Adoption Agreement, to have life expectancies recalculated, then the election, once made shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.

          (k)  In the event that less than 100% of a Participant's interest in the Plan is distributed to such Participant's spouse, the portion of the distribution attributable to the Participant's Voluntary Contribution Account shall be in the same proportion that the Participant's Voluntary Contribution Account bears to the Participant's total interest in the Plan.

          (l)    Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

6.7    TIME OF SEGREGATION OR DISTRIBUTION

        Except as limited by Sections 6.5 and 6.6, whenever a distribution is to be made, or a series of payments are to commence, on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

        Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant's spouse, to consent to a distribution pursuant to Section 6.5(d), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

6.8    DISTRIBUTION FOR MINOR BENEFICIARY

        In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9    LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

        In the event that all, or any portion of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain payable solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall not be treated as a Forfeiture pursuant to the Plan, but shall be distributed from the Trust Fund and placed in an interest-bearing savings account in the name of the Participant or Beneficiary. The Trustee, in the Trustee's discretion, may elect to comply with the Unclaimed Property Law of its state of domicile, provided such law provides for complete reinstatement if a claim is later made by the Participant or Beneficiary.

6.10    PRE-RETIREMENT DISTRIBUTION

        For Profit Sharing Plans and 401(k) Profit Sharing Plans, if elected in the Adoption Agreement, at such time as a Participant shall have attained the age specified in the Adoption Agreement, the Administrator, at the election of the Participant, shall direct the distribution of up to the entire amount then credited to the accounts maintained on behalf of the Participant. However, no such distribution from the Participant's Account shall occur prior to 100% Vesting. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

6.11    ADVANCE DISTRIBUTION FOR HARDSHIP

          (a)  For Profit Sharing Plans, if elected in the Adoption Agreement, the Administrator, at the election of the Participant, shall direct the distribution to any Participant in any one Plan Year up to the lesser of 100% of his Participant's Combined Account valued as of the last Anniversary Date or other Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the account from which the distribution is made shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is on account of:

            (1)  Medical expenses described in Code Section 213(d) incurred by, or necessary to obtain medical care for, the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

            (2)  The purchase (excluding mortgage payments) of a principal residence for the Participant;

            (3)  Funeral expenses for a member of the Participant's family;

            (4)  Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; or

            (5)  The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (b)  No such distribution shall be made from the Participant's Account until such Account has become fully Vested.

          (c)  Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

6.12    LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

        All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

6.13    SPECIAL RULE FOR NON-ANNUITY PLANS

        If elected in the Adoption Agreement, the following shall apply to a Participant in a Profit Sharing Plan or 401(k) Profit Sharing Plan and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), and maintained on behalf of a participant in a money purchase pension plan, (including a target benefit plan):

          (a)  The Participant shall be prohibited from electing benefits in the form of a life annuity;

          (b)  Upon the death of the Participant, the Participant's entire Vested account balances will be paid to his or her surviving spouse, or, if there is no surviving spouse or the surviving spouse has already consented to waive his or her benefit, in accordance with Section 6.6, to his designated Beneficiary; and

          (c)  If a distribution is one to which Code Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Regulation Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

            (1)  the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

            (2)  the Participant, after receiving the notice, affirmatively elects a distribution.

          (d)  Except to the extent otherwise provided in this Section and Section 6.5(h), the other provisions of Sections 6.2, 6.5 and 6.6 regarding spousal consent and the forms of distributions shall be inoperative with respect to this Plan.

        This Section shall not apply to any Participant if it is determined that this Plan is a direct or indirect transferee of a defined benefit plan or money purchase plan, or a target benefit plan, stock bonus or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

6.14    LIFE INSURANCE

          (a)  The Trustee, at the direction of the Administrator and pursuant to instructions from the individual designated in the Adoption Agreement for such purpose shall ratably apply for, own, and pay all premiums on Contracts on the lives of the Participants. Any initial or additional Contract purchased on behalf of a Participant shall have a face amount of not less than $1,000 or the limitation of the Insurer, whichever is greater. If a life insurance Contract is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than 50% of the aggregate contributions and Forfeitures allocated to a Participant's Combined Account. For purposes of this limitation, ordinary life insurance Contracts are Contract with both non-decreasing death benefits and non-increasing premiums. If term insurance or universal life insurance is purchased with such contributions, the aggregate premium must be 25% or less of the aggregate contributions and Forfeitures allocated to a Participant's Combined Account. If both term insurance and ordinary life insurance are purchased with such contributions, the amount expended for term insurance plus one-half of the premium for ordinary life insurance may not in the aggregate exceed 25% of the aggregate Employer contributions and Forfeitures allocated to a Participant's Combined Account. The Trustee must distribute the Contract to the Participant or convert the entire value of the Contract at or before retirement into cash or provide for a periodic income so that no portion of such value may be used to continue life insurance protection beyond retirement. Notwithstanding the above, the limitations imposed herein with respect to the purchase of life insurance shall not apply, in the case of a Profit Sharing Plan, to the portion of a Participant's Account that has accumulated for at least two (2) years.

          Notwithstanding anything hereinabove to the contrary, amounts credited to a Participant's Qualified Voluntary Employee Contribution Account pursuant to Section 4.9, shall not be applied to the purchase of life insurance Contracts.

          (b)  The Trustee will be the owner of any life insurance Contract purchased under the terms of this Plan. The Contract must provide that the proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the Contract to the Participant's designated Beneficiary in accordance with the distribution provisions of Article VI. A Participant's spouse will be a designated beneficiary pursuant to Section 6.2, unless a qualified election has been made in accordance with Sections 6.5 and 6.6 of the Plan, if applicable. Under no circumstances shall the Trust retain any part of the proceeds. However, the Trustee shall not pay the proceeds in a method which would violate the requirements of the retirement Equity Act, as stated in Article VI of the Plan, or Code Section 401(a)(9) and the Regulations thereunder.

6.15    DIRECT ROLLOVERS

          (a)  Notwithstanding any provisions of the Plan to the contrary, with respect to distributions made after December 31, 1992, a Participant shall be permitted to elect to have any "eligible rollover distribution" transferred directly to an "eligible retirement plan" specified by the Participant. The Plan provisions otherwise applicable to distributions continue to apply to the direct transfer option. The Participant shall, in the time and manner prescribed by the Administrator, specify the amount to be directly transferred and the "eligible retirement plan" to receive the transfer. Any portion of a distribution which is not transferred shall be distributed to the Participant.

          (b)  For purposes of this Section, the term "eligible rollover distribution" means any distribution other than a distribution of substantially equal periodic payments over the life or life expectancy of the Participant (or joint life or joint life expectancies of the Participant and the designated Beneficiary) or a distribution over a period certain of ten years or more. Amounts required to be distributed under Code Section 401(a)(9) are not eligible rollover distributions. The direct transfer option applies only to eligible rollover distributions which would otherwise be includible in gross income if not transferred.

          (c)  For purposes of this Section, the term "eligible retirement plan" means an individual retirement account as described in Code Section 408(a), an individual retirement annuity as described in Code Section 408(b), an annuity plan as described in Code Section 403(a). or a defined contribution plan as described in Code Section 401(a) which is exempt under Code Section 501(a) and which accepts rollover distributions.

          (d)  The election described in subsection (a) also applies to the surviving spouse after the Participant's death; however, distributions to the surviving spouse may only be transferred to an individual retirement account or individual retirement annuity. For purposes of subsection (a), a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p) will be treated as the Participant.

          For purposes of this Section, the term "eligible retirement plan" has the meaning given such term by Code Section 402(c)(8)(B), except that a qualified trust shall be considered an eligible retirement plan only if it is a defined contribution plan, the terms of which permit the acceptance of rollover distributions.

ARTICLE VII
PLAN LOANS

7.1    LOANS TO PARTICIPANTS

          (a)  If specified in the Adoption Agreement, the Administrator or its appointed loan fiduciary may, in its sole discretion, make loans to Participants or Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for periodic repayment over a reasonable period of time.

          (b)  Loans shall not be made to any Shareholder-Employee or Owner-Employee unless an exemption for such loan is obtained pursuant to Act Section 408 and further provided that such loan would not be subject to tax pursuant to Code Section 4975.

          (c)  Loans shall not be granted to any Participant that provide for a repayment period extending beyond such Participant's Normal Retirement Date.

          (d)  Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

            (1)  $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

            (2)  the greater of (A) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Employee under the Plan, or (B), if permitted pursuant to the Adoption Agreement, $10,000.

          For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be unreduced.

          (e)  No Participant loan shall take into account the present value of such Participant's Qualified Voluntary Employee Contribution Account.

          (f)    Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Notwithstanding the foregoing, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code Section 267(c)(4)) may provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Additionally, loans made prior to January 1, 1987, may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization.

          (g)  An assignment or pledge of any portion of a Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, shall be treated as a loan under this Section.

          (h)  Any loan made pursuant to this Section after August 18, 1985 where the Vested interest of the Participant is used to secure such loan shall require the written consent of the Participant's spouse in a manner consistent with Section 6.5(a) provided the spousal consent requirements of such Section apply to the Plan. Such written consent must be obtained within the 90-day period prior to the date the loan is made. Any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of the death benefit or Pre-Retirement Survivor Annuity. However, no spousal consent shall be required under this paragraph if the total accrued benefit subject to the security is not in excess of $3,500.

          (i)    With regard to any loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988, a Participant loan program shall be established which must include, but need not be limited to, the following:

            (1)  the identity of the person or positions authorized to administer the Participant loan program;

            (2)  a procedure for applying for loans;

            (3)  the basis on which loans will be approved or denied;

            (4)  limitations, if any, on the types and amounts of loans offered, including what constitutes a hardship or financial need if selected in the Adoption Agreement;

            (5)  the procedure under the program for determining a reasonable rate of interest;

            (6)  the types of collateral which may secure a Participant loan; and

            (7)  the events constituting default and the steps that will be taken to preserve plan assets.

          Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of this plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section of the Plan.

ARTICLE VIII
AMENDMENT, TERMINATION, AND MERGERS

8.1    AMENDMENT

          (a)  The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee, Sponsor, or Administrator may only be made with the Trustee's, Sponsor's, or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

          (b)  The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code Section 412(d), will no longer participate in this Prototype Plan and will be considered to have an individually designed plan.

          (c)  The Employer expressly delegates authority to the sponsoring organization of this Plan, the right to amend this Plan by submitting a copy of the amendment to each Employer who has adopted this Plan after first having received a ruling or favorable determination from the Internal Revenue Service that the Plan as amended qualifies under Code Section 401(a) and the Act. For purposes of this Section, the mass submitter shall be recognized as the agent of the sponsoring organization. If the sponsoring organization does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

          (d)  No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

          (e)  Except as permitted by Regulations (including Regulation 1.411(d)-4), no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

8.2    TERMINATION

          (a)  The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

          (b)  Upon the full termination of the Plan, the Employer shall direct the distribution of the assets to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash (or in property if permitted in the Adoption Agreement) or through the purchase of irrevocable nontransferable deferred commitments from the Insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" as described in Section 8.1.

8.3    MERGER OR CONSOLIDATION

        This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation and such merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 8.1(e).

ARTICLE IX
MISCELLANEOUS

9.1    EMPLOYER ADOPTIONS

          (a)  Any organization may become the Employer hereunder by executing the Adoption Agreement in form satisfactory to the Sponsor and Trustee, and it shall provide such additional information as the Trustee may require. The consent of the Trustee to act as such shall be signified by its execution of the Adoption Agreement.

          (b)  Except as otherwise provided in this Plan, the affiliation of the Employer and the participation of its Participants shall be separate and apart from that of any other employer and its participants hereunder.

          (c)  As a condition precedent to the effective adoption of the Plan by an Employer or the effective amendment of an Adoption Agreement, the Sponsor must approve the Employer's Adoption Agreement or amendment thereto.

9.2    PARTICIPANT'S RIGHTS

        This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

9.3    ALIENATION

          (a)  Subject to the exceptions provided below, no benefit which shall be payable to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized except to such extent as may be required by law.

          (b)  This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.

          (c)  This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

9.4    CONSTRUCTION OF PLAN

        This Plan and Trust shall be construed and enforced according to the Act and the laws of California to the extent not pre-empted by the Act.

9.5    GENDER AND NUMBER

        Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.6    LEGAL ACTION

        In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.7    PROHIBITION AGAINST DIVERSION OF FUNDS

          (a)  Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

          (b)  In the event the Employer shall make a contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.8    BONDING

        Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

9.9    EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

        Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the Insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.10    INSURER'S PROTECTIVE CLAUSE

        The Insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The Insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the Insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the Insurer.

9.11    RECEIPT AND RELEASE FOR PAYMENTS

        Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.

9.12    ACTION BY THE EMPLOYER

        Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.13    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

        The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, and (3) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend the elective provisions of the Adoption Agreement or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

9.14    HEADINGS

        The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.15    APPROVAL BY INTERNAL REVENUE SERVICE

          (a)  Notwithstanding anything herein to the contrary, if, pursuant to a timely application filed by or in behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan, by the Employer, less expenses paid, shall be returned within one year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended and restated.

          (b)  Except as specifically stated in the Plan, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.16    UNIFORMITY

        All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

9.17    PAYMENT OF BENEFITS

        Benefits under this Plan shall be paid, subject to Section 6.10 and Section 6.11 only upon death, Total and Permanent Disability, normal or early retirement, termination of employment, or upon Plan Termination.

9.18    TRANSFER OF INTEREST

        Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing, or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

ARTICLE X
PARTICIPATING EMPLOYERS

10.1    ELECTION TO BECOME A PARTICIPATING EMPLOYER

        Notwithstanding anything herein to the contrary, with the consent of the Employer, Sponsor and Trustee, any Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

10.2    REQUIREMENTS OF PARTICIPATING EMPLOYERS

          (a)  Each Participating Employer shall be required to select the same Adoption Agreement provisions as those selected by the Employer other than the Plan Year, the Fiscal Year, and such other items that must, by necessity, vary among employers.

          (b)  Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

          (c)  The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

          (d)  The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

          (e)  Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3    DESIGNATION OF AGENT

        Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4    EMPLOYEE TRANSFERS

        It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5    PARTICIPATING EMPLOYER'S CONTRIBUTION AND FORFEITURES

        Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. However, if elected in the Non-Standardized Adoption Agreement, any contribution or Forfeiture subject to allocation during each Plan Year shall be determined separately by each Participating Employer, and shall be allocated only among the Participants eligible to share in the contributions of the Employer or Participating Employer making the contribution, or with respect to Forfeitures, shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

10.6    AMENDMENT

        Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

10.7    DISCONTINUANCE OF PARTICIPATION

        Except in the case of a Standardized Plan, any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(e). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8    ADMINISTRATOR'S AUTHORITY

        The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

10.9    PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

        If any Participating Employer is prevented in whole or in part from making a contribution which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

        A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not be required to reimburse the contributing Participating Employers.

ARTICLE XI
CASH OR DEFERRED PROVISIONS

        Notwithstanding any provisions in the Plan to the contrary, the provisions of this Article shall apply with respect to any 401(k) Profit Sharing Plan.

11.1    FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

        For each Plan Year, the Employer shall contribute to the Plan:

          (a)  The amount of the total salary reduction elections of all Participants made pursuant to Section 11.2(a), which amount shall be deemed an Employer's Elective Contribution, plus

          (b)  If specified in E3 of the Adoption Agreement, a matching contribution equal to the percentage specified in the Adoption Agreement of the Deferred Compensation of each Participant eligible to share in the allocations of the matching contribution, which amount shall be deemed an Employer's Non-Elective or Elective Contribution as selected in the Adoption Agreement, plus

          (c)  If specified in E4 of the Adoption Agreement, a discretionary amount, if any, which shall be deemed an Employer's Non-Elective Contribution, plus

          (d)  If specified in E5 of the Adoption Agreement, a Qualified Non-Elective Contribution.

          (e)  Notwithstanding the foregoing, however, the Employer's contributions for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

          (f)    Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current or accumulated Net Profit or the amount which is deductible under Code Section 404.

          (g)  Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

11.2    PARTICIPANT'S SALARY REDUCTION ELECTION

          (a)  If selected in the Adoption Agreement, each Participant may elect to defer his Compensation which would have been received in the Plan Year, but for the deferral election, subject to the limitations of this Section and the Adoption Agreement. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election, or if later, the latest of the date the Employer adopts this cash or deferred arrangement, or the date such arrangement first became effective. Any elections made pursuant to this Section shall become effective as soon as is administratively feasible.

          Additionally, if elected in the Adoption Agreement, each Participant may elect to defer and have allocated for a Plan Year all or a portion of any cash bonus attributable to services performed by the Participant for the Employer during such Plan Year and which would have been received by the Participant on or before two and one-half months following the end of the Plan Year but for the deferral. A deferral election may not be made with respect to cash bonuses which are currently available on or before the date the Participant executed such election. Notwithstanding the foregoing, cash bonuses attributable to services performed by the Participant during a Plan Year but which are to be paid to the Participant later than two and one-half months after the close of such Plan Year will be subjected to whatever deferral election is in effect at the time such cash bonus would have otherwise been received.

          The amount by which Compensation and/or cash bonuses are reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

          Once made, a Participant's election to reduce Compensation shall remain in effect until modified or terminated. Modifications may be made as specified in the Adoption Agreement, and terminations may be made at any time. Any modification or termination of an election will become effective as soon as is administratively feasible.

          (b)  The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

          (c)  Amounts held in the Participant's Elective Account and Qualified Non-Elective Account may be distributable as permitted under the Plan, but in no event prior to the earlier of:

            (1)  a Participant's termination of employment, Total and Permanent Disability, or death;

            (2)  a Participant's attainment of age 59 1/2;

            (3)  the proven financial hardship of a Participant, subject to the limitations of Section 11.8;

            (4)  the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) or the establishment of a successor defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer;

            (5)  the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets; or

            (6)  the date of the sale by the Employer or an Affiliated Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity that is not an Affiliated Employer with respect to a Participant who continues employment with such subsidiary.

          (d)  In any Plan Year beginning after December 31, 1986, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed the limitation imposed by Code Section 402(g), as in effect for the calendar year in which such Plan Year began. If such dollar limitation is exceeded solely from elective deferrals made under this Plan or any other plan maintained by the Employer, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 11.2(f). This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

          (e)  In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any other plan maintained by the Employer or from his Participant's Elective Account pursuant to Section 11.8, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, made pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

          (f)    If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1st following the close of his taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator shall direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Distributions in accordance with this paragraph may be made for any taxable year of the Participant which begins after December 31, 1986. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

            (1)  the Participant shall designate the distribution as Excess Deferred Compensation;

            (2)  the distribution must be made after the date on which the Plan received the Excess Deferred Compensation; and

            (3)  the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

          Any distribution under this Section shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation. However, any such matching contributions which are not Vested shall be forfeited in lieu of being distributed.

          For the purpose of this Section, "Income" means the amount of income or loss allocable to a Participant's Excess Deferred Compensation and shall be equal to the sum of the allocable gain or loss for the taxable year of the Participant and the allocable gain or loss for the period between the end of the taxable year of the Participant and the date of distribution ("gap period"). The income or loss allocable to each such period is calculated separately and is determined by multiplying the income or loss allocable to the Participant's Deferred Compensation for the respective period by a fraction. The numerator of the fraction is the Participant's Excess Deferred Compensation for the taxable year of the Participant. The denominator is the balance, as of the last day of the respective period, of the Participant's Elective Account that is attributable to the Participant's Deferred Compensation reduced by the gain allocable to such total amount for the respective period and increased by the loss allocable to such total amount for the respective period.

          In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable income or loss for the "gap period". Under such "safe harbor method", allocable income or loss for the "gap period" shall be deemed to equal ten percent (10%) of the income or loss allocable to a Participant's Excess Deferred Compensation for the taxable year of the Participant multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

          Income or loss allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method".

          Notwithstanding the above, for the 1987 calendar year, Income during the "gap period" shall not be taken into account.

          Notwithstanding the above, for any distribution under this Section which is made after August 15, 1991, such distribution shall not include any income for the "gap period". Further provided, for any distribution under this Section which is made after August 15, 1991, the amount of Income may be computed using a reasonable method that is consistent with Section 4.3(c), provided such method is used consistently for all Participants and for all such distributions for the Plan Year.

          (g)  Notwithstanding the above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution and/or recharacterization of Excess Contributions pursuant to Section 11.5(a) for the Plan Year beginning with or within the taxable year of the Participant.

          (h)  At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide benefits to the Participant or his Beneficiary.

          (i)    Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 11.3 have been made.

          (j)    The Employer and the Administrator shall adopt a procedure necessary to implement the salary reduction elections provided for herein.

11.3    ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

          (a)  The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

          (b)  The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

            (1)  With respect to the Employer's Elective Contribution made pursuant to Section 11.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

            (2)  With respect to the Employer's Matching Contribution made pursuant to Section 11.1(b), to each Participant's Account, or Participant's Elective Account as selected in E3 of the Adoption Agreement, in accordance with Section 11.1(b).

    Except, however, a Participant who is not credited with a Year of Service during any Plan Year shall or shall not share in the Employer's Matching Contribution for that year as provided in E3 of the Adoption Agreement. However, for Plan Years beginning after 1989, if this is a standardized Plan, a Participant shall share in the Employer's Matching Contribution regardless of Hours of Service.

            (3)  With respect to the Employer's Non-Elective Contribution made pursuant to Section 11.1(c), to each Participant's Account in accordance with the provisions of Sections 4.3(b)(2) or 4.3(b)(3), whichever is applicable, 4.3(k) and 4.3(l).

            (4)  With respect to the Employer's Qualified Non-Elective Contribution made pursuant to Section 11.1(d), to each Participant's Qualified Non-Elective Contribution Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year. However, for any Plan Year beginning prior to January 1, 1990, and if elected in the non-standardized Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who is not credited with a Year of Service during any Plan Year shall not share in the Employer's Qualified Non-Elective Contribution for that year, unless required pursuant to Section 4.3(h). In addition, the provisions of Sections 4.3(k) and 4.3(l) shall apply with respect to the allocation of the Employer's Qualified Non-Elective contribution.

          (c)  Notwithstanding anything in the Plan to the contrary, for Plan Years beginning after December 31, 1988, in determining whether a Non-Key Employee has received the required minimum allocation pursuant to Section 4.3(f) such Non-Key Employee's Deferred Compensation and matching contributions used to satisfy the "Actual Deferral Percentage" test pursuant to Section 11.4(a) or the "Actual Contribution Percentage" test of Section 11.6(a) shall not be taken into account.

          (d)  Notwithstanding anything herein to the contrary, participants who terminated employment during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

          (e)  Notwithstanding anything herein to the contrary (other than Sections 11.3(d) and 11.3(g)), any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability, or retirement shall or shall not share in the allocations of the Employer's Matching Contribution made pursuant to Section 11.1(b), the Employer's Non-Elective Contributions made pursuant to Section 11.1(c), the Employer's Qualified Non-Elective Contribution made pursuant to Section 11.1(d), and Forfeitures as provided in the Adoption Agreement. Notwithstanding the foregoing, for Plan Years beginning after 1989, if this is a standardized Plan, any such terminated Participant shall share in such allocations provided the terminated Participant completed more than 500 Hours of Service.

          (f)    Notwithstanding anything herein to the contrary, Participants terminating for reasons of death, Total and Permanent Disability, or retirement shall share in the allocation of the Employer's Matching Contribution made pursuant to Section 11.1(b), the Employer's Non-Elective Contributions made pursuant to Section 11.1(c), the Employer's Qualified Non-Elective Contribution made pursuant to Section 11.1(d), and Forfeitures as provided in this Section regardless of whether they completed a Year of Service during the Plan Year.

          (g)  Notwithstanding any election in the Adoption Agreement to the contrary, if this is a non-standardized Plan that would otherwise fail to meet the requirements of Code Sections 401(a)(26), 410(b)(1), or 410(b)(2)(A)(i) and the Regulations thereunder because Employer matching Contributions made pursuant to Section 11.1(b), Employer Non-Elective Contributions made pursuant to Section 11.1(c) or Employer Qualified Non-Elective Contributions made pursuant to Section 11.1(d) have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

            (1)  The group of Participants eligible to share in the respective contributions for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

            (2)  If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

11.4    ACTUAL DEFERRAL PERCENTAGE TESTS

          (a)  Maximum Annual Allocation: For each Plan Year beginning after December 31, 1986, the annual allocation derived from Employer Elective Contributions and Qualified Non-Elective

  Contributions to a Participant's Elective Account and Qualified Non-Elective Account shall satisfy one of the following tests:

            (1)  The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

            (2)  The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

    However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in (2) above and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 11.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

          (b)  For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions and Qualified Non-Elective Contributions allocated to each Participant's Elective Account and Qualified Non-Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group, for Plan Years beginning after December 31, 1988, shall be calculated to the nearest one-hundredth of one percent of the Participant's "414(s) Compensation". Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

          (c)  For the purpose of determining the actual deferral ratio of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

            (1)  The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the ratio determined by aggregating Employer Elective Contributions and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation" for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

            (2)  The Employer Elective Contributions and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

            (3)  If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

          (d)  For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 401(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). For plan years beginning after December 31, 1989, plans may be aggregated under this paragraph (e) only if they have the same plan year.

          Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

          (e)  For the purposes of this Section, if a Highly Compensated Participant is a Participant under two (2) or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) for Plan Years beginning after December 31, 1988) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

11.5    ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

        In the event that the initial allocations of the Employer's Elective Contributions and Qualified Non-Elective Contributions do not satisfy one of the tests set forth in Section 11.4, for Plan Years beginning after December 31, 1986, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

          (a)  On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him and/or at his election recharacterized as a voluntary Employee contribution pursuant to Section 4.7 until one of the tests set forth in Section 11.4 is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section 11.4 is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions and Qualified Non-Elective Contributions made on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his "414(s) Compensation". However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year. Any distribution and/or recharacterization of Excess Contributions shall be made in accordance with the following:

            (1)  With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                (i)  may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

              (ii)  shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation. However, any such matching contributions which are not Vested shall be forfeited in lieu of being distributed;

              (iii)  shall be made from Qualified Non-Elective Contributions only to the extent that Excess Contributions exceed the balance in the Participant's Elective Account attributable to Deferred Compensation and Employer matching contributions.

              (iv)  shall be adjusted for Income; and

              (v)  shall be designated by the Employer as a distribution of Excess Contributions (and Income).

            (2)  With respect to the recharacterization of Excess Contributions pursuant to (a) above, such recharacterized amounts:

                (i)  shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

              (ii)  for Plan Years ending on or before August 8, 1988, may be postponed but not later than October 24, 1988;

              (iii)  shall not exceed the amount of Deferred Compensation on behalf of any Highly Compensated Participant for any Plan Year;

              (iv)  shall be treated as voluntary Employee contributions for purposes of Code Section 401(a)(4) and Regulation 1.401(k)-1(b). However, for purposes of Sections 2.2 and 4.3(f), recharacterized Excess Contributions continue to be treated as Employer contributions that are Deferred Compensation. For Plan Years beginning after December 31, 1988, Excess Contributions recharacterized as voluntary Employee contributions shall continue to be nonforfeitable and subject to the same distribution rules provided for in Section 11.2(c);

              (v)  which relate to Plan Years ending on or before October 24, 1988, may be treated as either Employer contributions or voluntary Employee contributions and therefore shall not be subject to the restrictions of Section 11.2(c);

              (vi)  are not permitted if the amount recharacterized plus voluntary Employee contributions actually made by such Highly Compensated Participant, exceed the maximum amount of voluntary Employee contributions (determined prior to application of Section 11.6) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization;

            (vii)  shall be adjusted for Income.

            (3)  Any distribution and/or recharacterization of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or recharacterization of Excess Contributions and Income.

            (4)  The determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished by reducing the actual deferral ratio as required herein and the Excess Contributions for the family unit shall be allocated among the Family Members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio.

          (b)  Within twelve (12) months after the end of the Plan Year, the Employer shall make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 11.4(a). Such contribution shall be allocated to the Participant's Qualified Non-Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

          (c)  For purposes of this Section, "Income" means the income or loss allocable to Excess Contributions which shall equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution ("gap period"). The income or loss allocable to Excess Contributions for the Plan Year and the "gap period" is calculated separately and is determined by multiplying the income or loss for the Plan Year or the "gap period" by a fraction. The numerator of the fraction is the Excess Contributions for the Plan Year. The denominator of the fraction is the total of the Participant's Elective Account attributable to Elective Contributions and the Participant's Qualified Non-Elective Account as of the end of the Plan Year or the "gap period", reduced by the gain allocable to such total amount for the Plan Year or the "gap period" and increased by the loss allocable to such total amount for the Plan Year or the "gap period".

        In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period". Under such "safe harbor method", allocable Income for the "gap period" shall be deemed to equal ten percent (10%) of the Income allocable to Excess Contributions for the Plan Year of the Participant multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

        Notwithstanding the above, for any distribution under this Section which is made after August 15, 1991, such distribution shall not include any income for the "gap period". Further provided, for any distribution under this Section which is made after August 15, 1991, the amount of Income may be computed using a reasonable method that is consistent with Section 4.3(c), provided such method is used consistently for all Participants and for all such distributions for the Plan Year.

          Notwithstanding the above, for Plan Years which began on or after 1987, Income during the "gap period" shall not be taken into account.

          (d)  Any amounts not distributed or recharacterized within 2 1/2 months after the end of the Plan Year shall be subject to the 10% Employer excise tax imposed by Code Section 4979.

11.6    ACTUAL CONTRIBUTION PERCENTAGE TESTS

          (a)  The "Actual Contribution Percentage", for Plan Years beginning after the later of the Effective Date of this Plan or December 31, 1986, for the Highly Compensated Participant group shall not exceed the greater of:

            (1)  125 percent of such percentage for the Non-Highly Compensated Participant group; or

            (2)  the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 11.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under any plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

          (b)  For the purposes of this Section and Section 11.7, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

            (1)  the sum of Employer matching contributions made pursuant to Section 11.1(b) (to the extent such matching contributions are not used to satisfy the tests set forth in Section 11.4), voluntary Employee contributions made pursuant to Section 4.7 and Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5 on behalf of each such Participant for such Plan Year; to

            (2)  the Participant's "414(s) Compensation" for such Plan Year.

          (c)  For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 11.7(d), only Employer matching contributions (excluding matching contributions forfeited or distributed pursuant to Section 11.2(f), 11.5(a), or 11.7(a)) contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions made pursuant to Section 11.1(b) or voluntary Employee contributions made pursuant to Section 4.7 allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

          (d)  For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

            (1)  The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the ratio determined by aggregating Employer matching contributions made pursuant to Section 11.1(b) (to the extent such matching contributions are not used to satisfy the tests set forth in Section 11.4), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5 and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation" for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

            (2)  The Employer matching contributions made pursuant to Section 11.1(b) (to the extent such matching contributions are not used to satisfy the tests set forth in Section 11.4), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5 and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

            (3)  If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

          (e)  For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated under this paragraph only if they have the same plan year.

        Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

          (f)    If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) for Plan Years beginning after December 31, 1988) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, for Plan Years beginning after December 31, 1988, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

          (g)  For purposes of Section 11.6(a) and 11.7, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to have matching contributions made pursuant to Section 11.1(b) (whether or not a deferred election was made or suspended pursuant to Section 11.2(e)) allocated to his account for the Plan Year or to make salary deferrals pursuant to Section 11.2 (if the Employer uses salary deferrals to satisfy the provisions of this Section) or voluntary Employee contributions pursuant to Section 4.7 (whether or not voluntary Employee contributions are made) allocated to his account for the Plan Year.

          (h)  For purposes of this Section, "Matching Contribution" shall mean an Employer contribution made to the Plan, or to a contract described in Code Section 403(b), on behalf of a Participant on account of an Employee contribution made by such Participant, or on account of a participant's deferred compensation, under a plan maintained by the Employer.

11.7    ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

          (a)  In the event that for Plan Years beginning after December 31, 1986, the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 11.6(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, his portion of Excess Aggregate Contributions (and Income allocable to such contributions) or, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer matching contributions (and Income allocable to such Forfeitures) until either one of the tests set forth in Section 11.6(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 11.6(a) is satisfied. The distribution and/or Forfeiture of Excess Aggregate Contributions shall be made in the following order:

            (1)  Employer matching contributions distributed and/or forfeited pursuant to Section 11.5(a)(1);

            (2)  Voluntary Employee contributions including Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5(a)(2);

            (3)  Remaining Employer matching contributions.

          (b)  Any distribution or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.3. However, no such Forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section.

          (c)  Excess Aggregate Contributions attributable to amounts other than voluntary Employee contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

          (d)  For the purposes of this Section and Section 11.6, "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

            (1)  the aggregate amount of Employer matching contributions made pursuant to Section 11.1(a) (to the extent such contributions are taken into account pursuant to Section 11.6(a)), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5 and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 11.6(c) actually made on behalf of the Highly Compensated Participant group for such Plan Year, over

            (2)  the maximum amount of such contributions permitted under the limitations of Section 11.6(a).

          (e)  For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total Employer matching contributions made pursuant to Section 11.1(b) (to the extent taken into account pursuant to Section 11.6(a)), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5 and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 11.6(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his "414(s) Compensation". The actual contribution ratio must be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer matching contributions made pursuant to Section 11.1(b) (to the extent taken into account pursuant to Section 11.6(a)), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5 and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 11.6(c) on behalf of such Highly Compensated Participant for such Plan Year.

          (f)    The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as voluntary Employee contributions due to recharacterization pursuant to Section 11.5.

          (g)  The determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules shall be accomplished by reducing the actual contribution ratio shall and allocating the Excess Aggregate Contributions for the family unit among the Family Members in proportion to the sum of Employer matching contributions made pursuant to Section 11.1(b) (to the extent taken into account pursuant to Section 11.6(a)), voluntary Employee contributions made pursuant to Section 4.7, Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 11.5 and any Qualified Non-Elective Contributions or elective deferrals taken into account pursuant to Section 11.6(c) of each Family Member that were combined to determine the group actual contribution ratio.

          (h)  Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 11.6. Such contribution shall be allocated to the Participant's Qualified Non-Elective

  Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 11.4.

          (i)    For purposes of this Section, "Income" means the income or loss allocable to Excess Aggregate Contributions which shall equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution ("gap period"). The income or loss allocable to Excess Aggregate Contributions for the Plan Year and the "gap period" is calculated separately and is determined by multiplying the income or loss for the Plan Year or the "gap period" by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Plan Year. The denominator of the fraction is the total Participant's Account and Voluntary Contribution Account attributable to Employer matching contributions subject to Section 11.6, voluntary Employee contributions made pursuant to Section 4.7, and any Qualified Non-Elective Contributions and elective deferrals taken into account pursuant to Section 11.6(c) as of the end of the Plan Year or the "gap period", reduced by the gain allocable to such total amount for the Plan Year or the "gap period" and increased by the loss allocable to such total amount for the Plan Year or the "gap period".

          In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period". Under such "safe harbor method", allocable Income for the "gap period" shall be deemed to equal ten percent (10%) of the Income allocable to Excess Aggregate Contributions for the Plan Year of the Participant multiplied by the number of calendar months in the "gap period". For purposes of determining the number of calendar months in the "gap period", a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

          The Income allocable to Excess Aggregate Contributions resulting from recharacterization of Elective Contributions shall be determined and distributed as if such recharacterized Elective Contributions had been distributed as Excess Contributions.

          Notwithstanding the above, for any distribution under this Section which is made after August 15, 1991, such distribution shall not include any Income for the "gap period". Further provided, for any distribution under this Section which is made after August 15, 1991, the amount of Income may be computed using a reasonable method which is consistent with Section 4.3(c), provided such method is used consistently for all Participants and for all such distributions for the Plan Year.

          Notwithstanding the above, for Plan Years which began in or after 1987, Income during the "gap period" shall not be taken into account.

11.8    ADVANCE DISTRIBUTION FOR HARDSHIP

          (a)  The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of (1) 100% of his accounts as specified in the Adoption Agreement valued as of the last Anniversary Date or other Valuation Date or (2) the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the account from which the distribution is made shall be reduced accordingly. Withdrawal under this

  Section shall be authorized only if the distribution is on account of one of the following or any other items permitted by the Internal Revenue Service:

            (1)  Medical expenses described in Code Section 213(d) incurred by, or necessary to obtain medical care for, the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

            (2)  The purchase (excluding mortgage payments) of a principal residence for the Participant;

            (3)  Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; or

            (4)  The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (b)  No such distribution shall be made from the Participant's Account until such Account has become fully Vested.

          (c)  No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

            (1)  The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

            (2)  The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

            (3)  The Plan, and all other plans maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution; and

            (4)  The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

          (d)  Notwithstanding the above, distributions from the Participant's Elective Account and Qualified Non-Elective Account pursuant to this Section shall be limited solely to the Participant's Deferred Compensation and any income attributable thereto credited to the Participant's Elective Account as of December 31, 1988.

          (e)  Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

EGTRRA DEFINED CONTRIBUTION AMENDMENT

        Pursuant to IRS Notice 2001-42, each employer should adopt a good faith EGTRRA amendment by the end of a plan's 2002 plan year, or if later, by the end of the GUST remedial amendment period.

        Note that the timing of the EGTRRA amendment could be an issue due to the anti-cutback rules of IRC Section 411(d)(6). For more information on this, see the EGTRRA amendment FAQs here on our Web site: http://www.corbel.com/news/pensionupdatesdetail.asp?ID=157

        Note that this amendment automatically includes the following provisions (i.e., there is no election for the employer as to whether these should not apply):

          1.    The compensation limit is increased to $200,000.

          2.    If an employer's plan permits rollovers to be accepted, then the employer has the ability to determine, in a uniform and nondiscriminatory manner, the sources of rollovers (e.g., from regular IRAs) that will be accepted by the plan.

          3.    The "same desk" rule is repealed in 2002, regardless of when the separation from service actually occurred.

  EGTRRA
  AMENDMENT TO THE

  UNIVERSAL COMPRESSION, INC.
  401(K) RETIREMENT AND SAVINGS PLAN

ARTICLE I
PREAMBLE

        1.1    Adoption and effective date of amendment.    This amendment of the plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

        1.2    Supersession of inconsistent provisions.    This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.

ARTICLE II
ADOPTION AGREEMENT ELECTIONS

        The questions in this Article II only need to be completed in order to override the default provisions set forth below. If all of the default provisions will apply, then these questions should be skipped.

        Unless the employer elects otherwise in this Article II, the following defaults apply:

  1)
  The vesting schedule for matching contributions will be a 6 year graded schedule (if the plan currently has a graded schedule that does not satisfy EGTRRA) or a 3 year cliff schedule (if the plan currently has a cliff schedule that does not satisfy EGTRRA), and such schedule will apply to all matching contributions (even those made prior to 2002).

  2)
  Rollovers are automatically excluded in determining whether the $5,000 threshold has been exceeded for automatic cash-outs (if the plan is not subject to the qualified joint and survivor annuity rules and provides for automatic cash-outs). This is applied to all participants regardless of when the distributable event occurred.

  3)
  The suspension period after a hardship distribution is made will be 6 months and this will only apply to hardship distributions made after 2001.

  4)
  Catch-up contributions will be allowed.

  5)
  For target benefit plans, the increased compensation limit of $200,000 will be applied retroactively (i.e., to years prior to 2002).

        2.1    Vesting Schedule for Matching Contributions

        If there are matching contributions subject to a vesting schedule that does not satisfy EGTRRA, then unless otherwise elected below, for participants who complete an hour of service in a plan year beginning after December 31, 2001, the following vesting schedule will apply to all matching contributions subject to a vesting schedule:

        If the plan has a graded vesting schedule (i.e., the vesting schedule includes a vested percentage that is more than 0% and less than 100%) the following will apply:

Years of vesting service	Nonforfeitable percentage
2	20%
3	40%
4	60%
5	80%
6	100%

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        If the plan does not have a graded vesting schedule, then matching contributions will be nonforfeitable upon the completion of 3 years of vesting service.

        In lieu of the above vesting schedule, the employer elects the following schedule:

a.	☐	3 year cliff (a participant's accrued benefit derived from employer matching contributions shall be nonforfeitable upon the participant's completion of three years of vesting service).
b.	☐	6 year graded schedule (20% after 2 years of vesting service and an additional 20% for each year thereafter).
c.	☐	Other (must be at least as liberal as a. or b. above):
Years of vesting service	Nonforfeitable percentage
%
%
%
%
%

        The vesting schedule set forth herein shall only apply to participants who complete an hour of service in a plan year beginning after December 31, 2001, and, unless the option below is elected, shall apply to all matching contributions subject to a vesting schedule.

d.	☐	The vesting schedule will only apply to matching contributions made in plan years beginning after December 31, 2001 (the prior schedule will apply to matching contributions made in prior plan years).

        2.2    Exclusion of Rollovers in Application of Involuntary Cash-out Provisions (for profit sharing and 401(k) plans only).    If the plan is not subject to the qualified joint and survivor annuity rules and includes involuntary cash-out provisions, then unless one of the options below is elected, effective for distributions made after December 31, 2001, rollover contributions will be excluded in determining the value of the participant's nonforfeitable account balance for purposes of the plan's involuntary cash-out rules.

a.	☐	Rollover contributions will not be excluded.
b.	☐	Rollover contributions will be excluded only with respect to distributions made after (Enter a date no earlier than December 31, 2001).
c.	☐	Rollover contributions will only be excluded with respect to participants who separated from service after . (Enter a date. The date may be earlier than December 31, 2001.)

        2.3    Suspension period of hardship distributions.    If the plan provides for hardship distributions upon satisfaction of the safe harbor (deemed) standards as set forth in Treas. Reg. Section 1.401(k)-1(d)(2)(iv), then, unless the option below is elected, the suspension period following a hardship distribution shall only apply to hardship distributions made after December 31, 2001.

☐	With regard to hardship distributions made during 2001, a participant shall be prohibited from making elective deferrals and employee contributions under this and all other plans until the later of January 1, 2002, or 6 months after receipt of the distribution.

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        2.4    Catch-up contributions (for 401(k) profit sharing plans only):    The plan permits catch-up contributions (Article VI) unless the option below is elected.

☐	The plan does not permit catch-up contributions to be made.

        2.5    For target benefit plans only:    The increased compensation limit ($200,000 limit) shall apply to years prior to 2002 unless the option below is elected.

☐	The increased compensation limit will not apply to years prior to 2002.

ARTICLE III
VESTING OF MATCHING CONTRIBUTIONS

        3.1    Applicability.    This Article shall apply to participants who complete an Hour of Service after December 31, 2001, with respect to accrued benefits derived from employer matching contributions made in plan years beginning after December 31, 2001. Unless otherwise elected by the employer in Section 2.1 above, this Article shall also apply to all such participants with respect to accrued benefits derived from employer matching contributions made in plan years beginning prior to January 1, 2002.

        3.2    Vesting schedule.    A participant's accrued benefit derived from employer matching contributions shall vest as provided in Section 2.1 of this amendment.

ARTICLE IV
INVOLUNTARY CASH-OUTS

        4.1    Applicability and effective date.    If the plan provides for involuntary cash-outs of amounts less than $5,000, then unless otherwise elected in Section 2.2 of this amendment, this Article shall apply for distributions made after December 31, 2001, and shall apply to all participants. However, regardless of the preceding, this Article shall not apply if the plan is subject to the qualified joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.

        4.2    Rollovers disregarded in determining value of account balance for involuntary distributions.    For purposes of the Sections of the plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, then the plan shall immediately distribute the participant's entire nonforfeitable account balance.

ARTICLE V
HARDSHIP DISTRIBUTIONS

        5.1    Applicability and effective date.    If the plan provides for hardship distributions upon satisfaction of the safe harbor (deemed) standards as set forth in Treas. Reg. Section 1.401(k)-1(d)(2)(iv), then this Article shall apply for calendar years beginning after 2001.

        5.2    Suspension period following hardship distribution.    A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. Furthermore, if elected by the employer in Section 2.3 of this amendment, a participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions

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under this and all other plans until the later of January 1, 2002, or 6 months after receipt of the distribution.

ARTICLE VI
CATCH-UP CONTRIBUTIONS

        Catch-up Contributions.    Unless otherwise elected in Section 2.4 of this amendment, all employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the plan year shall be eligible to make catchup contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Sections 402(g) and 415 of the Code. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

ARTICLE VII
INCREASE IN COMPENSATION LIMIT

        Increase in Compensation Limit.    The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). If this is a target benefit plan, then except as otherwise elected in Section 2.5 of this amendment, for purposes of determining benefit accruals in a plan year beginning after December 31, 2001, compensation for any prior determination period shall be limited to $200,000. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

ARTICLE VIII
PLAN LOANS

        Plan loans for owner-employees or shareholder-employees.    If the plan permits loans to be made to participants, then effective for plan loans made after December 31, 2001, plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

ARTICLE IX
LIMITATIONS ON CONTRIBUTIONS (IRC SECTION 415 LIMITS)

        9.1    Effective date.    This Section shall be effective for limitation years beginning after December 31, 2001.

        9.2    Maximum annual addition.    Except to the extent permitted under Article VI of this amendment and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

          a.    $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

          b.    100 percent of the participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

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          The compensation limit referred to in b. shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

ARTICLE X
MODIFICATION OF TOP-HEAVY RULES

        10.1    Effective date.    This Article shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Article amends the top-heavy provisions of the plan.

        10.2    Determination of top-heavy status.

          10.2.1    Key employee.    Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

          10.2.2    Determination of present values and amounts.    This Section 10.2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

            a.    Distributions during year ending on the determination date.    The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

            b.    Employees not performing services during year ending on the determination date.    The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

        10.3    Minimum benefits.

          10.3.1    Matching contributions.    Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

          10.3.2    Contributions under other plans.    The employer may provide, in an addendum to this amendment, that the minimum benefit requirement shall be met in another plan (including

5

  another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met). The addendum should include the name of the other plan, the minimum benefit that will be provided under such other plan, and the employees who will receive the minimum benefit under such other plan.

ARTICLE XI
DIRECT ROLLOVERS

        11.1    Effective date.    This Article shall apply to distributions made after December 31, 2001.

        11.2    Modification of definition of eligible retirement plan.    For purposes of the direct rollover provisions of the plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

        11.3    Modification of definition of eligible rollover distribution to exclude hardship distributions.    For purposes of the direct rollover provisions of the plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

        11.4    Modification of definition of eligible rollover distribution to include after-tax employee contributions.    For purposes of the direct rollover provisions in the plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ARTICLE XII
ROLLOVERS FROM OTHER PLANS

        Rollovers from other plans.    The employer, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this plan.

ARTICLE XIII
REPEAL OF MULTIPLE USE TEST

        Repeal of Multiple Use Test.    The multiple use test described in Treasury Regulation Section 1.401(m)-2 and the plan shall not apply for plan years beginning after December 31, 2001.

ARTICLE XIV
ELECTIVE DEFERRALS

        14.1    Elective Deferrals—Contribution Limitation.    No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for

6

such taxable year, except to the extent permitted under Article VI of this amendment and Section 414(v) of the Code, if applicable.

        14.2    Maximum Salary Reduction Contributions for SIMPLE plans.    If this is a SIMPLE 401(k) plan, then except to the extent permitted under Article VI of this amendment and Section 414(v) of the Code, if applicable, the maximum salary reduction contribution that can be made to this plan is the amount determined under Section 408(p)(2)(A)(ii) of the Code for the calendar year.

ARTICLE XV
SAFE HARBOR PLAN PROVISIONS

        Modification of Top-Heavy Rules.    The top-heavy requirements of Section 416 of the Code and the plan shall not apply in any year beginning after December 31, 2001, in which the plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

ARTICLE XVI
DISTRIBUTION UPON SEVERANCE OF EMPLOYMENT

        16.1    Effective date.    This Article shall apply for distributions and transactions made after December 31, 2001, regardless of when the severance of employment occurred.

        16.2    New distributable event.    A participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant's severance from employment. However, such a distribution shall be subject to the other provisions of the plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

        This amendment has been executed this                        day of                        , 2002.

        Name of Employer:    UNIVERSAL COMPRESSION, INC.

By:	EMPLOYER

Name of Plan:    UNIVERSAL COMPRESSION, INC. 401(K) RETIREMENT AND SAVINGS PLAN

7

Adoption Agreement
Nonstandardized 401(k) Profit Sharing Plan and Trust

For

Universal Compression, Inc.
401(k) Retirement and Savings Plan

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

Employer Information
A1	FULL NAME OF PLAN	1
B1	NAME OF EMPLOYER	1
B2	ADDRESS	1
B3	EMPLOYER IDENTIFICATION NUMBER	1
B4	DATE BUSINESS COMMENCED	1
B5	TYPE OF ENTITY	1
B6	NAME OF TRUSTEE	1
B7	TRUSTEES' ADDRESS	1
B8	LOCATION OF EMPLOYER'S PRINCIPAL OFFICE	1
B9	EMPLOYER FISCAL YEAR	1
Plan Information
C1	EFFECTIVE DATE	2
C2	PLAN YEAR	2
C3	ANNIVERSARY DATE	2
C4	PLAN NUMBER	2
C5	NAME OF PLAN ADMINISTRATOR	2
C6	PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS	3
Eligibility, Vesting and Retirement Age
D1	ELIGIBLE EMPLOYEES	4
D2	EMPLOYEES OF AFFILIATED EMPLOYERS	4
D3	HOURS OF SERVICE	4
D4	YEARS OF SERVICE	5
D5	CONDITIONS OF ELIGIBILITY	5
D6	EFFECTIVE DATE OF PARTICIPATION	5
D7	VESTING OF PARTICIPANT'S INTEREST	6
D8	FOR AMENDED PLANS	7
D9	TOP HEAVY VESTING	7
D10	VESTING	7
D11	PLAN SHALL RECOGNIZE SERVICE WITH PREDECESSOR EMPLOYER	7
D12	NORMAL RETIREMENT AGE	8
D13	NORMAL RETIREMENT DATE	8
D14	EARLY RETIREMENT DATE	8
Contributions, Allocations and Distributions
E1	COMPENSATION	9
E2	SALARY REDUCTION ARRANGEMENT—ELECTIVE CONTRIBUTION	9
E3	FORMULA FOR DETERMINING EMPLOYER'S MATCHING CONTRIBUTION	10
E4	WILL A DISCRETIONARY EMPLOYER CONTRIBUTION BE PROVIDED	11
E5	QUALIFIED NON-ELECTIVE CONTRIBUTIONS	12
E6	FORFEITURES	12
E7	ALLOCATIONS TO ACTIVE PARTICIPANTS	13
E8	ALLOCATIONS TO TERMINATED PARTICIPANTS	13
E9	LIMITATIONS ON ALLOCATIONS	14
E10	DISTRIBUTIONS UPON DEATH	15
E11	LIFE EXPECTANCIES	15
E12	CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION	15
E13	FORM OF DISTRIBUTIONS	15
E14	PARTICIPATING EMPLOYER CONTRIBUTIONS	16

i

Top Heavy Requirements
F1	TOP HEAVY DUPLICATIONS	17
F2	PRESENT VALUE OF ACCRUED BENEFIT	17
F3	TOP HEAVY DUPLICATIONS	17
Miscellaneous
G1	LOANS TO PARTICIPANTS	18
G2	PARTICIPANT DIRECTED INVESTMENTS	18
G3	TRANSFERS FROM QUALIFIED PLANS	18
G4	EMPLOYEES' VOLUNTARY CONTRIBUTIONS	18
G5	HARDSHIP DISTRIBUTIONS	18
G6	PRE-RETIREMENT DISTRIBUTION	19
G7	LIFE INSURANCE	19
Disclosure
Execution

ii

Employer Information

  The undersigned Employer adopts the Union Bank Of California SelectBENEFIT Nonstandardized 401(k) Profit Sharing Plan and Trust for those Employees who shall qualify as Participants hereunder, to be known as the

A1	FULL NAME OF PLAN: Universal Compression, Inc. 401(k) Retirement and Savings Plan
It shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:
B1	NAME OF EMPLOYER: Universal Compression, Inc.
B2	ADDRESS: (Street): 4440 Brittmoore Road
(City, State Zipcode): Houston, TX 77041
(Phone Number): (713) 335-7000
B3	EMPLOYER IDENTIFICATION NUMBER: 74-1282680
B4	DATE BUSINESS COMMENCED: September 27, 1954
B5	TYPE OF ENTITY
	a.	☐ S Corporation
	b.	☐ Professional Service Corporation
	c.	☒ Corporation
	d.	☐ Sole Proprietorship
	e.	☐ Partnership
	f.	☐ Other:

AND, is the Employer a member of...
		g.	a controlled group? ☒ Yes ☐ No
		h.	an affiliated service group? ☐ Yes ☐ No
B6	NAME OF TRUSTEE: Union Bank of California
B7	TRUSTEES' ADDRESS
Address: 655 North Central Avenue, Suite 2300
City, State Zipcode: Glendale, CA 91203
B8	LOCATION OF EMPLOYER'S PRINCIPAL OFFICE:
	a.	☒	State
	b.	☐	Commonwealth of c. Texas and this Plan and Trust shall be governed under the same.
B9	EMPLOYER FISCAL YEAR means the 12 consecutive month period:
Commencing on (month day) a. April 1 (e.g., January 1st) and ending on (month day) b. March 31

1

Plan Information

C1	EFFECTIVE DATE
This Adoption Agreement of the Union Bank Of California SelectBENEFIT Nonstandardized 401(k) Profit Sharing Plan and Trust shall:
	a.	☐	establish a new Plan and Trust effective as of (hereinafter called the "Effective Date").
	b.	☒
constitute an amendment and restatement in its entirety of a previously established qualified Plan and Trust of the Employer which was effective February 21, 1998 (hereinafter called the "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is April 1, 2002 (For TRA ‘86 amendments, enter the first day of the first Plan Year beginning in 1989).
C2	PLAN YEAR means the 12 consecutive month period:
Commencing on (month day) a. January 1 (e.g., January 1st) and ending on (month day) b. December 31
IS THERE A SHORT PLAN YEAR?
		c.	☒	No
		d.	☐	Yes, beginning:

and ending:

C3	ANNIVERSARY DATE of Plan (Annual Valuation Date)
	a.	(month day): December 31
C4	PLAN NUMBER assigned by the Employer (select one)
	a.	☒	001
	b.	☐	002
	c.	☐	003
	d.	☐	Other:

C5	NAME OF PLAN ADMINISTRATOR (Document provides for the Employer to appoint an Administrator. If none is named, the Employer will become the Administrator.)
	a.	☒ Employer (Use Employer Address)
	b.	☐	Other:	(Name):

(Address):

(City, State Zipcode):

(Phone Number):

2

(Administrator's Identification Number):

C6	PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS
	a.	☒	Employer (Use Employer Address)
	b.	☐	Other:	(Name):

(Address):

(City, State Zipcode):

(Phone Number):

3

Eligibility, Vesting and Retirement Age

D1	ELIGIBLE EMPLOYEES (Plan Section 1.15) shall mean:
NOTE: For purposes of this section, the term Employee shall include all Employees of this Employer and any leased employees deemed to be Employees under Code Section 414(n) or 414(o).
	a.	☐	all Employees who have satisfied the eligibility requirements.
	b.	☒	all Employees who have satisfied the eligibility requirements except those checked below:
		1.	☐	Employees paid by commissions only.
		2.	☐	Employees hourly paid.
		3.	☐	Employees paid by salary.
		4.	☐	Employees whose employment is governed by a collective bargaining agreement between the Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.
		5.	☐	Highly Compensated Employees.
		6.	☒	Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).
		7.	☐	Other:

D2	EMPLOYEES OF AFFILIATED EMPLOYERS (Plan Section 1.16)
NOTE: If D2b is elected, each Affiliated Employer should execute this Adoption Agreement as a Participating Employer.
Employees of Affiliated Employers:
		a.	☒	will not (or N/A) be treated as Employees of the Employer adopting the Plan.
		b.	☐	will be treated as Employees of the Employer adopting the Plan.
D3
HOURS OF SERVICE (Plan Section 1.31) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.
	a.	☒		On the basis of actual hours for which an Employee is paid or entitled to payment.
	b.	☐		On the basis of days worked. An Employee will be credited with ten (10) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.
	c.	☐		On the basis of weeks worked. An Employee will be credited with forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the week.
	d.	☐		On the basis of semi-monthly payroll periods. An Employee will be credited with ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

4

	e.	☐	On the basis of months worked. An Employee will be credited with one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.
D4	YEARS OF SERVICE
	a.	☒	1,000 hour method
	b.	☐	Elapsed Time Method
D5
CONDITIONS OF ELIGIBILITY (Plan Section 3.1) (Check either a OR b and c, and if applicable, d)Any Eligible Employee will be eligible to participate in the Plan if such Eligible Employee has satisfied the service and age requirements, if any, specified below:
	a.	☐	No Age or Service Required.
	b.	☒	Service Requirement. (may not exceed 1 year)
		1.	☐ None
		2.	☐ 1/2 Year of Service
		3.	☐ 1 Year of Service
		4.	☒ Other: 1 month.

NOTE: If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in Months of Service, an Employee will not be required to complete any specified number of Hours of Service in a particular month.
	c.	☒	Age Requirement (may not exceed 21)
		1.	☐ N/A—No Age Requirement.
		2.	☐ 20 1/2
		3.	☐ 21
		4.	☒ Other: Age 18
	d.	☐
For New Plans Only—Regardless of any of the above age or service requirements, any Eligible Employee who was employed on the Effective Date of the Plan shall be eligible to participate hereunder and shall enter the Plan as of such date.
D6	EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.2)
An Eligible Employee shall become a Participant as of:
	a.	☐	the first day of the Plan Year in which he met the requirements.
	b.	☐	the first day of the Plan Year in which he met the requirements, if he met the requirements in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if he met the requirements in the last 6 months of the Plan Year.
	c.	☐	the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which he met the requirements.
	d.	☐	the first day of the Plan Year next following the date on which he met the requirements. (Eligibility must be 1/2 Year of Service or less and age 20 1/2 or less.)
	e.	☒	the first day of the month coinciding with or next following the date on which he met the requirements.
	f.	☐	Other: , provided that an Employee who has satisfied the maximum age and service requirements that are permissible in Section D5 above and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

5

D7	VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4(b)) The vesting schedule, based on number of Years of Service, shall be as follows:
	a.	☐	100% upon entering Plan. (Required if eligibility requirement is greater than one (1) Year of Service.)
	b.	☐			c.	☐
			Years of Service	Percent Vested			Years of Service	Percent Vested

			0-2 years	0%			0-4 years	0%

			3 years	100%			5 years	100%

	d.	☐			e.	☐
			Years of Service	Percent Vested			Years of Service	Percent Vested

			0-1 year	0%			1 year	25%

			2 years	20%			2 years	50%

			3 years	40%			3 years	75%

			4 years	60%			4 years	100%

			5 years	80%

			6 years	100%

	f.	☒			g.	☐
			Years of Service	Percent Vested			Years of Service	Percent Vested

			1 year	20%			0-2 years	0%

			2 years	40%			3 years	20%

			3 years	60%			4 years	40%

			4 years	80%			5 years	60%

			5 years	100%			6 years	80%

							7 years	100%

	h.	☐	Other—(must be at least as liberal as either c or g above):
							Years of Service	Percent Vested

	Notwithstanding the above, the account balances as of the merger date, January 1, 2002, of Employees who were Participants of the Technical Compression Services, Inc. Retirement Plan or the Louisiana Compressor Maintenance Co., Inc Retirement Plan, shall be fully vested. Newly eligible Participants who are such due to the merger of the Plans will follow the above vesting schedule for accrual which occur under this Plan.

6

D8	FOR AMENDED PLANS (Plan Section 6.4(f)) If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:
	a.	☒	Vesting schedule has not been amended or amended schedule is more favorable in all years.
	b.	☐
			Years of Service	Percent Vested

			Less than 5 years	0%
			5 years or more	100%

D9
TOP HEAVY VESTING (Plan Section 6.4(c))
	If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made prior to the effective date of Code Section 416 and/or before the Plan became a Top Heavy Plan.

	NOTE: This section does not apply to the Account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.
	a.	☒	N/A (D7a, b, d, e or f was selected)
	b.	☐			c.	☐
			Years of Service	Percent Vested			Years of Service	Percent Vested

			0-1 year	0%			0-2 year	0%

			2 years	20%			3 years	100%

			3 years	40%

			4 years	60%

			5 years	80%

			6 years	100%

D10	VESTING (Plan Section 6.4(h)) In determining Years of Service for vesting purposes, Years of Service attributable to the following shall be EXCLUDED:
	a.	☐	Service prior to the Effective Date of the Plan or a predecessor plan. b. ☒ N/A.
	c.	☐	Service prior to the time an Employee attained age 18. d. ☒ N/A.
D11	PLAN SHALL RECOGNIZE SERVICE WITH PREDECESSOR EMPLOYER
NOTE: If the predecessor Employer maintained this qualified Plan, then Years of Service with such predecessor Employer shall be recognized pursuant to Section 1.78 and b. must be marked.
	a.	☐	No.

7

	b.	☒	Yes: Years of Service with Tidewater Inc., Gas Compression Services, effective February 12, 2001 service with Weatherford Global Compression Service, L.P., effective April 1, 2001 service with ISS Compression, Inc. and its operating subsidiary IEW Compression, Inc., effective September 1, 2001 service with KCI, Inc. and effective April 1, 2002, service with Technical Compression Service, Inc. and Louisiana Compressor Maintenance, Inc. shall be recognized for the purpose of this Plan.
D12	NORMAL RETIREMENT AGE ("NRA") (Plan Section 1.43) means:
	a.	☒	the date a Participant attains his 65th birthday. (not to exceed 65th)
	b.	☐	the later of the date a Participant attains his birthday (not to exceed 65th) or the c. (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.
D13	NORMAL RETIREMENT DATE (Plan Section 1.44) shall commence:
	a.	☒	as of the Participant's "NRA".
OR (must select b. or c. AND 1. or 2.)
	b.	☐	as of the first day of the month...
	c.	☐	as of the Anniversary Date...
		1.	☐ coinciding with or next following the Participant's "NRA".
		2.	☐ nearest the Participant's "NRA".
D14	EARLY RETIREMENT DATE (Plan Section 1.12) means the:
	a.	☒	No Early Retirement provision provided.
	b.	☐	date on which a Participant...
	c.	☐	first day of the month coinciding with or next following the date on which a Participant...
	d.	☐	Anniversary Date coinciding with or next following the date on which a Participant...
AND, if b, c or d was selected...
		1.	☐ attains his birthday and has
		2.	☐ completed at least Years of Service.

8

Contributions, Allocations and Distributions

E1	COMPENSATION (Plan Section 1.9)
	a.	COMPENSATION with respect to any Participant means:
		1.	☒	Wages, Tips and other Compensation (Form W-2).
		2.	☐	Section 3401(a) wages (wages for withholding purposes).
		3.	☐	415 Safe-harbor compensation.
AND, Compensation
		1.	☒	shall
		2.	☐	shall not
exclude (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.
	b.	COMPENSATION shall be
		1.	☒	actually paid (must be selected if Plan is integrated)
		2.	☐	accrued
	c.	HOWEVER, for non-integrated plans, Compensation shall exclude (select all that apply):
		1.	☐	N/A. No exclusions
		2.	☐	overtime
		3.	☒	bonuses
		4.	☐	commissions
		5.	☐	other:

	d.	FOR PURPOSES OF THIS SECTION E1, Compensation shall be based on:
NOTE: The Limitation Year shall be the same as the year on which Compensation is based.
		1.	☒	the Plan Year.
		2.	☐	the Fiscal Year coinciding with or ending within the Plan Year.
		3.	☐	the Calendar Year coinciding with or ending within the Plan Year.
	e.	HOWEVER, for an Employee's first year of Participation, Compensation shall be recognized as of:
		1.	☐	the first day of the Plan Year.
		2.	☒	the date the Participant entered the Plan.
	f.	IN ADDITION, COMPENSATION and "414(s) Compensation"
		1.	☒	shall
		2.	☐	shall not
include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b).
E2	SALARY REDUCTION ARRANGEMENT—ELECTIVE CONTRIBUTION (Plan Section 11.2) Each Employee may elect to have his Compensation reduced by:
	a.	☐	%
	b.	☐	up to %

9

	c.	☒	from 1 % to 25% [amended effective January 1, 2002]
	d.	☐	up to the maximum percentage allowable not to exceed the limits of Code Sections 401(k), 404 and 415.
AND...
	e.	☒
A Participant may elect to commence salary reductions as of the first day of any payroll period (ENTER AT LEAST ONE DATE OR PERIOD). A Participant may modify the amount of salary reductions as of as of the first day of any payroll period (ENTER AT LEAST ONE DATE OR PERIOD).
AND...
Shall cash bonuses paid within 2 1/2 months after the end of the Plan Year be subject to the salary reduction election?
		f.	☐ Yes
		g.	☒ No
E3	FORMULA FOR DETERMINING EMPLOYER'S MATCHING CONTRIBUTION (Plan Section 11.1(b))
	a.	☐	N/A. There shall be no matching contributions.
	b.	☒	The Employer shall make matching contributions equal to 50% (e.g. 50%) of the Participant's salary reductions.
	c.	☐	The Employer may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of the Participant's salary reductions.
	d.	☐	The Employer shall make matching contributions equal to the sum of % of the portion of the Participant's salary reduction which does not exceed % of the Participant's Compensation plus % of the portion of the Participant's salary reduction which exceeds % of the Participant's Compensation, but does not exceed % of the Participant's Compensation.
	e.	☐	The Employer shall make matching contributions equal to the percentage determined under the following schedule:
Years of Service	Matching Percentage

f.	☐	Other

NOTE: If the Employer provides different matching contribution rates for increasing levels of compensation, matching contribution rates must decrease with each successive level of compensation.
FOR PLANS WITH MATCHING CONTRIBUTIONS
g.	☒	Matching contributions
		h.	☐ shall
		i.	☒ shall not

10

be used in satisfying the deferral percentage tests. (If used, full vesting and restrictions on withdrawals will apply and the match will be deemed to be an Elective Contribution).
	j.	☒	Shall a Year of Service be required in order to share in the matching contributions?
With respect to Plan Years beginning after 1989...
		1.	☐	Yes (Could cause Plan to violate minimum participation and coverage requirements under Code Sections 401(a)(26) and 410)
		2.	☒	No, a Participant need only complete 1 Hour of Service. (Note: Hours of Service may not exceed 1,000)
With respect to Plan Years beginning before 1990...
		1.	☐	N/A New Plan or same as years beginning after 1989.
		2.	☐	Yes
		3.	☒	No, a Participant need only complete 1 Hours of Service. (Note: Hours of Service may not exceed 1,000).
	k.	☒	In determining matching contributions, only salary reductions up to 6% of a Participant's Compensation will be matched.
			l.	☐ N/A
	m.	☐	The matching contribution made on behalf of a Participant for any Plan Year shall not exceed $ .
			n.	☐ N/A
	o.	☐	Matching contributions shall be made on behalf of
		1.	☒	all Participants.
		2.	☐	only Non-Highly Compensated Employees.
	p.	☒
Notwithstanding anything in the Plan to the contrary, all matching contributions which relate to distributions of Excess Deferred Compensation, Excess Contributions and Excess Aggregate Contributions shall be Forfeited. (Select this option only if it is applicable.)
E4	WILL A DISCRETIONARY EMPLOYER CONTRIBUTION BE PROVIDED (Other than a discretionary matching or qualified non-elective contribution) (Plan Section 11.1(c))?
	a.	☐	No.
	b.	☐	Yes, the Employer may make a discretionary contribution out of its current or accumulated Net Profit.
	c.	☒	Yes, the Employer may make a discretionary contribution which is not limited to its current or accumulated Net Profit.
IF YES (b. or c. is selected above), the Employer's discretionary contribution shall be allocated as follows:
FOR A NON-INTEGRATED PLAN
	d.	☒	The Employer discretionary contribution for the Plan Year shall be allocated in the same ratio as each Participant's Compensation bears to the total of such Compensation of all Participants.

11

FOR AN INTEGRATED PLAN
	e.	☐	The Employer discretionary contribution for the Plan Year shall be allocated in accordance with Plan Section 4.3(b)(2) based on a Participant's Compensation in excess of:
		f.	☐	The Taxable Wage Base.
		g.	☐	The greater of $10,000 or 20% of the Taxable Wage Base.
		h.	☐	% of the Taxable Wage Base. (see Note below)
		i.	☐	$ . (see Note below)
NOTE: The integration percentage of 5.7% shall be reduced to:
			1.	4.3% if h. or i. above is more than 20% and less than or equal to 80% of the Taxable Wage Base.
			2.	5.4% if h. or i. above is less than 100% and more than 80% of the Taxable Wage Base.
E5	QUALIFIED NON-ELECTIVE CONTRIBUTIONS (Plan Section 11.1(d))
	a.	☐	N/A. There shall be no Qualified Non-Elective Contributions except as provided in Section 11.5(b) and 11.7(h).
	b.	☐	The Employer shall make a Qualified Non-Elective Contribution equal to % of the total Compensation of all Participants eligible to share in the allocations.
	c.	☒	The Employer may make a Qualified Non-Elective Contribution in an amount to be determined by the Employer.
AND, if b. or c. is selected above, any Qualified Non-Elective Contributions shall be made to:
	d.	☐	all Participants.
	e.	☒	only Non-Highly Compensated Employees.
E6	FORFEITURES (Plan Section 4.3(e))
	a.	Forfeitures of contributions other than matching contributions shall be...
		1.	☒	added to the Employer's contribution under the Plan.
		2.	☐	allocated to all Participants eligible to share in the allocations in the same proportion that each Participant's Compensation for the year bears to the Compensation of all Participants for such year.
	b.	Forfeitures of matching contributions shall be...
		1.	☐	N/A. No matching contributions or match is fully vested.
		2.	☒	used to reduce the Employer's matching contribution.
		3.	☐	allocated to all Participant's eligible to share in the allocations in proportion to each such Participant's Compensation for the year.
		4.	☐	allocated to all Non-Highly Compensated Employee's eligible to share in the allocations in proportion to each such Participant's Compensation for the year.
		5.	☐	allocated as an additional Employer Matching Contribution to all Participants, who are otherwise eligible to receive matching contributions for the Plan Year, in proportion to each Participant's salary reductions for the Plan Year.
		6.	☐	allocated as an additional Employer Matching Contribution to only the Plan's Non-Highly Compensated Participants, who are otherwise eligible to receive matching contributions for the Plan Year, in proportion to each such Non-Highly Compensated Participant's salary reductions for the Plan Year.

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	c.	AND, regardless of the above, shall Forfeitures first be used to pay any administrative expenses?
		1.	☐ Yes.
		2.	☒ No.
E7	ALLOCATIONS TO ACTIVE PARTICIPANTS (Plan Section 4.3) With respect to Plan Years beginning after 1989, a Participant shall be required to complete...
	a.	☒	a Year of Service (Plan may become discriminatory)
	b.	☐	hours of service. (Note: specified hours of service may not exceed 1,000 and may become discriminatory if over 500)
	c.	☐	one hour of service

in order to share in any Non-Elective Contributions (other than matching contributions) or Qualified Non-Elective contributions. For Plan Years beginning before 1990, the Plan provides that a Participant must complete a Year of Service to share in the allocations.
E8	ALLOCATIONS TO TERMINATED PARTICIPANTS (Plan Section 4.3(k))
Any Participant who terminated employment during the Plan Year (i.e. not actively employed on the last day of the Plan Year) for reasons other than death, Total and Permanent Disability or retirement:
a.	With respect to Employer Non-Elective Contributions (other than matching), Qualified Non-Elective Contributions, and Forfeitures:
NOTE: If a.1.iii or iv is selected, the Plan could violate minimum participation and coverage requirements under Code Sections 401(a)(26) and 410.
	1.	For Plan Years beginning after 1989,
		i.	☐	N/A, Plan does not provide for such contributions.
		ii.	☐	shall share in the allocations provided such Participant completed more than 500 Hours of Service.
		iii.	☐	shall share in such allocations provided such Participant completed a Year of Service.
		iv.	☒	shall not share in such allocations, regardless of Hours of Service.
	2.	For Plan Years beginning before 1990,
		i.	☒	N/A, new Plan, or same as for Plan Years beginning after 1989.
		ii.	☐	shall share in such allocations provided such Participant completed a Year of Service.
		iii.	☐	shall not share in such allocations, regardless of Hours of Service.
b.	With respect to the allocation of Employer Matching contributions, a Participant:
NOTE: If b.1.iv or v is selected, the Plan could violate minimum participation and coverage requirements under Code Section 401(a)(26) and 410.
	1.	For Plan Years beginning after 1989,
		i.	☐	N/A, Plan does not provide for matching contributions.
		ii.	☒	shall share in the allocations, regardless of Hours of Service.
		iii.	☐	shall share in the allocations provided such Participant completed more than 500 Hours of Service.
		iv.	☐	shall share in such allocations provided such Participant completed a Year of Service.

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		v.	☐ shall not share in such allocations, regardless of Hours of Service.
	2.	For Plan Years beginning before 1990,
		i.	☒ N/A, new Plan, or same as years beginning after 1989.
		ii.	☐ shall share in the allocations, regardless of Hours of Service.
		iii.	☐ shall share in such allocations provided such Participant completed a Year of Service.
		iv.	☐ shall not share in such allocations, regardless of Hours of Service.
c.	For Plan Years beginning prior to 1990, any Participant who terminated employment during the Plan Year for reason of...
	1.	☒	Death
	2.	☒	Disability
	3.	☒	Retirement
shall share in the allocations of Contributions and Forfeitures regardless of Hours of Service completed during the Plan Year.
d.	For Plan Years beginning after 1989, any Participant who terminated employment during the Plan Year for reason of...
	1.	☒	Death
	2.	☒	Disability
	3.	☒	Retirement
shall share in the allocations of Contributions and Forfeitures regardless of Hours of Service completed during the Plan Year.
E9	LIMITATIONS ON ALLOCATIONS (Plan Section 4.4)
a.
If any Participant is or was covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, or if the Employer maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan:
		1.	☒	N/A.
		2.	☐	The provisions of Section 4.4(b) of the Plan will apply as if the other plan were a Master or Prototype Plan.
		3.	☐	Provide the method under which the Plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

	b.	If any Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:
		1.	☒	N/A.

14

		2.	☐ In any Limitation Year, the Annual Additions credited to the Participant under this Plan may not cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the limitation year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 4.4(a)(4) of the Plan.
		3.	☐ Provide the method under which the Plans involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

E10	DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h)) Distributions upon the death of a Participant prior to receiving any benefits shall...
	a.	☒	be made pursuant to the election of the Participant or beneficiary.
	b.	☐	begin within 1 year of death for a designated beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such beneficiary, except that if the beneficiary is the Participant's spouse, begin within the time the Participant would have attained age 70 1/2.
	c.	☐	be made within 5 years of death for all beneficiaries.
	d.	☐	other:

E11	LIFE EXPECTANCIES (Plan Section 6.5(f)) for minimum distributions required pursuant to Code Section 401(a)(9) shall...
	a.	☒	be recalculated at the Participant's election.
	b.	☐	be recalculated.
	c.	☐	not be recalculated.
E12	CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION Distributions upon termination of employment pursuant to Section 6.4(a) of the Plan shall not be made unless the following conditions have been satisfied:
	a.	☒	N/A. Immediate Distributions may be made at Participant's election.
	b.	☐	The Participant has incurred 1-Year Break(s) in Service.
	c.	☐	The Participant has reached his or her Early or Normal Retirement Age.
	d.	☐	Distributions may be made at the Participant's election on or after the Anniversary Date following termination of employment.
	e.	☐	Other:

E13	FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6) Distributions under the Plan may be made...
	a.	1.	☒ in lump sums.
		2.	☒ in lump sums or installments. [Amended to exclude installment payments effective July 1, 2002]
	b.	AND, pursuant to Plan Section 6.13,
		1.	☐ no annuities are allowed (avoids Joint and Survivor rules).
		2.	☐ annuities are allowed (Plan Section 6.13 shall not apply).

15

NOTE: b1. may not be elected if this is an amendment to a plan which permitted annuities as a form of distribution or if this Plan has accepted a plan to plan transfer of assets from a plan which permitted annuities as a form of distribution.
	c.	AND may be made in...
		1.	☒	cash only (except for insurance or annuity contracts).
		2.	☐	cash or property.
E14	PARTICIPATING EMPLOYER CONTRIBUTIONS The contributions made by a Participating Employer shall:
	a.	☐	be allocated to all Employees.
	b.	☒	only be allocated to the Employees of the Participating Employer making the contribution.

16

Top Heavy Requirements

F1	TOP HEAVY DUPLICATIONS (Plan Section 4.3(I))
When a Non-Key Employee is a Participant in this Plan and a Defined Benefit Plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.
	a.	☒	The Employer does not maintain a Defined Benefit Plan.
	b.	☐	A minimum, non-integrated contribution of 5% of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.3(I). (The Defined Benefit and Defined Contribution Fractions will be computed using 100% if this choice is selected.)
	c.	☐	A minimum, non-integrated contribution of 7 1/2% of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.3(I). (If this choice is selected, the Defined Benefit and Defined Contribution Fractions will be computed using 125% for all Plan Years in which the Plan is Top Heavy, but not Super Top Heavy.)
	d.	☐	Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

F2	PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2) for Top Heavy purposes where the Employer maintains a Defined Benefit Plan in addition to this Plan, shall be based on...
	a.	☒	N/A. The Employer does not maintain a defined benefit plan.
	b.	☐	Interest Rate:

Mortality Table:

F3	TOP HEAVY DUPLICATIONS: Employer maintaining two (2) or more Defined Contribution Plans.
	a.	☒	N/A.
	b.	☐	A minimum, non-integrated contribution of 3% of each Non-Key Employee's total Compensation shall be provided in the Money Purchase Plan (or other plan subject to Code Section 412), where the Employer maintains two (2) or more non-paired Defined Contribution Plans.
	c.	☐	Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

17

Miscellaneous

G1	LOANS TO PARTICIPANTS (Plan Section 7.1)
	a.	☒	Yes, loans may be made up to $50,000 or 1/2 Vested interest.
	b.	☐	No, loans may not be made.
If YES, (check all that apply)...
	c.	☒	loans shall be treated as a Directed Investment.
	d.	☐	loans shall only be made for hardship or financial necessity.
	e.	☒	the minimum loan shall be $1,000. Note: Minimum loan amount may not exceed $1,000.
NOTE: Department of Labor Regulations require the adoption of a separate written loan program setting forth the requirements outlined in Plan Section 7.1.
G2	PARTICIPANT DIRECTED INVESTMENTS (Plan Section 4.8)
	a.	☐	Yes, for all accounts of the Participant.
	b.	☒	Yes, but subject to the following limitations: Employer Matching Contributions made to the Plan based on deferrals from compensation earned on or after September 1, 2001 will be made in the form of Universal Compression Holdings, Inc. common stock.
	c.	☐	No, participant directed investments are not permitted.
	d.	☒	If participant direction of investment is permitted, transfers pursuant to this Section 4.8 shall be effective by:
		1.	☐ the first day of the following month.
		2.	☐ the first day of the following calendar quarter.
		3.	☐ the sooner of the first day of the following Plan Year or the first day of the following seventh month of the plan Year.
		4.	☐ the first day of the following Plan Year.
		5.	☒ daily, to the extent administratively feasible.
G3	TRANSFERS FROM QUALIFIED PLANS (Plan Section 4.6)
	a.	☒	Yes, transfers from qualified plans (and rollovers) will be allowed.
	b.	☐	No, transfers from qualified plans (and rollovers) will not be allowed.
AND, transfers shall be permitted...
	c.	☒	from any Employee, even if not a Participant.
	d.	☐	from Participants only.
G4	EMPLOYEES' VOLUNTARY CONTRIBUTIONS (Plan Section 4.7)
NOTE: TRA "86 subjects voluntary contributions to strict discrimination rules.
	a.	☐	Yes, Voluntary Contributions are allowed subject to the limits of Section 4.10.
	b.	☒	No, Voluntary Contributions will not be allowed.
G5	HARDSHIP DISTRIBUTIONS (Plan Section 6.11 and 11.8)
	a.	☒	Yes, from any accounts which are 100% Vested.
	b.	☐	Yes, from Participant's Elective Account only.
	c.	☐	Yes, but limited to the following account(s): ____________
	d.	☐	No.

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NOTE: Distributions from a Participant's Elective Account are limited to the portion of such account attributable to such Participant's Deferred Compensation and earnings attributable thereto up to December 31, 1988. Also hardship distributions are not permitted from a Participant's Qualified Non-Elective Account.
G6	PRE-RETIREMENT DISTRIBUTION (Plan Section 6.10)
	a.	☒
If a Participant has reached the age of 59 1/2, distributions may be made, at the Participant's election, from the following account(s): all accounts which are 100% Vested without requiring the Participant to terminate employment.
	b.	☐	No pre-retirement distribution may be made.
NOTE: Distributions from a Participant's Elective Account and Qualified Non-Elective Account are not permitted prior to age 59 1/2.
G7	LIFE INSURANCE may be purchased with Plan contributions.
	a.	☒	No life insurance may be purchased.
	b.	☐	Yes, at the option of the Administrator.
	c.	☐	Yes, at the option of the Participant.
AND, the purchase of initial or additional life insurance shall be subject to the following limitations: (select all that apply)
	d.	☐	N/A, no limitations.
	e.	☐	each initial Contract shall have a minimum face amount of $ .
	f.	☐	each additional Contract shall have a minimum face amount of $ .
	g.	☐	the Participant has completed Years of Service.
	h.	☐	the Participant has completed Years of Service while a Participant in the Plan.
	i.	☐	the Participant is under age on the Contract issue date.
	j.	☐	the maximum amount of all Contracts on behalf of a Participant shall not exceed $ .
	k.	☐	the maximum face amount of life insurance shall be $ .

19

Disclosure

        The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under Code Section 401. In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

        This Adoption Agreement may be used only in conjunction with basic Plan document #04. This Adoption Agreement and the basic Plan document shall together be known as Union Bank Of California SelectBENEFIT Nonstandardized 401(k) Profit Sharing Plan and Trust #04-005.

        The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

        Union Bank of California will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by Union Bank of California or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify Union Bank of California of any change in address.

20

Execution

        IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be executed on this            day of                  , 2002. Furthermore, this Plan may not be used unless acknowledged by Union Bank of California or its authorized representative.

UNION BANK OF CALIFORNIA, TRUSTEE

Name of Authorized Signer for Union Bank of California	Title

Signature of Authorized Signer for Union Bank of California	Date
EMPLOYER

Name of Authorized Signer for Universal Compression, Inc.	Title

Signature of Authorized Signer for Universal Compression Inc.	Date
PARTICIPATING EMPLOYER

Name of Authorized Signer for Technical Compression Services, Inc.	Title

Signature of Authorized Signer for Technical Compression Services, Inc.	Date
PARTICIPATING EMPLOYER

Name of Authorized Signer for Louisiana Compressor Maintenance Co., Inc.	Title

Signature of Authorized Signer for Louisiana Compressor Maintenance Co., Inc.	Date

        This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of Union Bank of California has acknowledged the use of the Plan. Such acknowledgment is for administerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.

UNION BANK OF CALIFORNIA, COMPLIANCE OFFICER

Name of Authorized Signer for Union Bank of California	Title

Signature of Authorized Signer for Union Bank of California	Date

        With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or write (this information must be completed by the sponsor of this Plan or its designated representative):

Name: Carolynn Moitozo Patterson, c/o Union Bank of California	Phone: (818) 662-1508
Street Address: 655 North Central Avenue, Suite 2300
City, State Zipcode: Glendale, CA 91203

21

TRUST AGREEMENT PURSUANT
TO THE UNION BANK OF CALIFORNIA
SELECTBENEFIT PROTOTYPE DEFINED CONTRIBUTION PLAN

        This Trust Agreement Pursuant to the Union Bank of California SelectBENEFIT Prototype Defined Contribution Plan (the "Trust Agreement") is made by and between each Employer which adopts The Union Bank of California SelectBENEFIT Prototype Defined Contribution Plan and Trust, (the "Employer") and Union Bank of California, N.A., a national banking association ("Union Bank of California") as Trustee (the "Trustee"), and Union Bank of California as sponsor of the Union Bank of California SelectBENEFIT Prototype Defined Contribution Plan and Trust (the "Prototype Sponsor"), unless otherwise specified in the Adoption Agreement

RECITALS

        A.    Union Bank of California has established the Union Bank of California SelectBENEFIT Prototype Defined Contribution Plan (the "Plan") for the benefit of adopting Employers. The Plan is a master prototype plan intended as a qualified retirement plan under Internal Revenue Code Sections 401 and 501, and similar provisions of applicable state law. The Plan is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended from time to time.

        B.    The Plan provides for contributions by adopting Employers and Participants to be held in trust, invested, and paid out by the Trustee to or for the benefit of Participants and their Beneficiaries or representatives for the accomplishment of the purposes of said Plan.

        C.    The Prototype Sponsor desires to provide a trust pursuant to the Plan which is intended to be a tax exempt trust under Section 501 of the Internal Revenue Code and regulations issued pursuant thereto (the "Code"), and under similar provisions of the California Revenue and Taxation Code and any other applicable state law.

AGREEMENT

        NOW, THEREFORE, the Prototype Sponsor hereby adopts this Trust Agreement as hereinafter set forth, and the Trustee agrees to receive and hold any and all cash and property which has been or may be paid or delivered to it as Trustee hereunder from time to time in trust for the uses and purposes and upon the terms and conditions hereinafter stated.

PURPOSE AND DEFINITIONS

        The Employer has adopted the Plan for the exclusive benefit of certain of its employees ("Participants") and their beneficiaries ("Beneficiaries"). The Plan provides that, from time to time, cash and other assets shall be contributed to the Trust by the Employer to be held and administered as a trust for the uses and purposes of the Plan. Subject to specific conditions set forth in this Trust Agreement, the Trustee agrees that it will hold in trust and will invest cash and other property of the Plan received by and administratively acceptable to the Trustee (the "Trust Assets" or the "Trust Fund") and will administer such Trust Assets in accordance with the terms and conditions stated below (the "Trust"). The Trustee shall have no liability or responsibility for any Plan assets not received by the Trustee. The Employer intends that the Plan shall qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Trust hereby created shall constitute a part of the Plan, and thereby obtain tax exempt status under Code Section 501. In the event that the Employer is not a corporation organized under the laws of a State, within the meaning of Section 3(10) of ERISA, the term "Board of Directors" as used herein shall mean the governing body of the Employer.

        Definitions:

          (a)  "Administrator" shall mean the Employer or such other person or entity designated in the Plan that is responsible for the administration of the Plan and empowered to direct the Trustee.

          (b)  "Business Day" shall mean a day of the week during which both Trustee and the New York Stock Exchange are open for business.

          (c)  "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

          (d)  "Directing Party" shall mean the person with the power to direct investments.

          (e)  "Employer" shall mean the employer(s) that maintains the Plan, as identified on the signature page; provided, however, that where one or more affiliates of a parent Employer are parties to such Employer's Plan and this Trust Agreement, only the Employer sponsoring the Plan and serving as (or designating) the Plan Administrator shall be authorized to exercise discretionary powers under this Trust Agreement, including, but not limited to, the power to direct and remove the Trustee, and to amend and terminate the Plan.

          (e)  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

          (f)    "Investment Manager" shall mean a person or entity, other than the Trustee, who is appointed by the Employer or Plan Administrator to manage the investment of the Trust Fund, and who meets the requirements of Section 3(38) of ERISA.

          (g)  "Plan" shall mean one or more qualified employee benefit retirement plans which are identified by name on the signature page hereto, some or all of whose assets constitute the Trust Fund.

          (h)  "Trustee" shall mean UNION BANK OF CALIFORNIA or its successor in interest, or any successor appointed pursuant to this Trust Agreement.

          (i)    "Trust Fund" shall mean the assets held by the Trustee pursuant to this Trust Agreement.

ARTICLE I

TRUST FUND

        1.1    Signing Authority; Trustee's Reliance.    The Employer's President or other duly authorized officer shall certify in writing to the Trustee the names and specimen signatures of the Administrator, and the Employer or Administrator shall notify the Trustee in writing of all those who are authorized to act as or on behalf of the Employer or Administrator (collectively, "Authorized Representative") and give the Trustee their names and specimen signatures, which shall be updated as necessary by the Employer or Administrator. The Employer or Administrator shall promptly notify the Trustee if any person so designated is no longer authorized to act on behalf of the Employer or Administrator. Until the Trustee receives written notice that a person is no longer authorized to act on behalf of the Employer or Administrator, the Trustee may continue to rely on the Employer's or Administrator's designation of the identity and authority of such person, and any directions given by such Authorized Representative.

        1.2    Acceptance of Assets.    All contributions or transfers shall be received by the Trustee in cash or in any other property administratively acceptable to the Trustee. The Trust shall consist of the contributions and transfers received by the Trustee, together with the income and earnings from them and any increments to them. The Trustee shall administer the Trust without distinction between principal and income. The Trustee shall have no duty to compute any amount to be transferred or paid to it by the Employer and it shall not be responsible for the collection of any contributions or transfers to the Trust. Nor shall the Trustee have any duty to see that the contributions received comply with the provisions of the Plan, or to see that funds deposited with it are deposited in accordance with the provisions of the Plan.

        1.3    Funding Policy.    The Administrator shall have the responsibility for establishing and carrying out a funding policy and method, as specified in Section 402(b)(1) of ERISA, consistent with the objectives of the Plan and the requirements of ERISA, taking into consideration the Plan's short-term and long-term financial needs. The Administrator shall assure that sufficient liquidity shall be maintained to meet the reasonably anticipated requirements of the Trust Fund for payment of expenses of administration, investment and management, and for distribution of benefits to Participants and Beneficiaries.

        The funding and investment policies established by the Administrator may be modified at any time by the Administrator, who shall furnish written notice of any such changes affecting the operation of the Trust to the Trustee.

ARTICLE II

INVESTMENTS

        2.1    Administrator Authority.    Except as provided below, the Administrator shall have all power over, and responsibility for, the management, disposition, and investment of the Trust Assets, and the Trustee shall comply with proper directions (whether transmitted in writing, electronically, via teletransmission, digitally, or in any other form acceptable to Trustee) of the Administrator concerning those assets. The Administrator shall not issue directions in violation of the terms of the Plan and Trust or prohibited by the fiduciary responsibility rules of ERISA. Except to any extent required by ERISA, or otherwise provided in this Trust Agreement, the Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding Trust Assets and shall retain all such assets until directed in writing by the Administrator to dispose of them.

        2.2    Participant Direction Within Employer Selected Investment Options.    In the case of Plans that allow for Participant or Beneficiary direction of investments among investment alternatives and their underlying investment vehicles chosen by the Employer or the Administrator ("Investment Options"), the Participant or Beneficiary shall have full investment authority over the investment of assets allocated to such Participant's account (the "Participant Directed Account" or "Account") in that the Participant or Beneficiary shall select among the Investment Options. If the Plan so provides, such Participant Directed Accounts are intended to qualify as ERISA Section 404(c) accounts. To the extent allowed under the Internal Revenue Code, ERISA and applicable regulations thereunder, neither the Employer, the Administrator nor the Trustee shall have any responsibility for monitoring the directions of the Participant or Beneficiary, nor shall they be liable in any manner for investment or other losses or have any other liability for following the directions of the Participant or Beneficiary or any agent designated by them.

        The Administrator shall establish uniform and nondiscriminatory rules for the operation of Participant Directed Accounts. Participant Directed Accounts shall be subject to the provisions of the Plan. As provided under ERISA Section 404(c), the Trustee shall not be liable for any loss, or by reason of any breach, which results from such Participant's or Beneficiary's exercise of control. In the absence of directions from a Participant or Beneficiary, the Administrator shall direct the investment of the Participant Directed Account. The Trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of the Participant, Beneficiary, Administrator or Employer. The Trustee may refuse to comply with any directions which the Trustee deems to be improper or contrary to the provisions of the Trust, ERISA or the Code and shall have no liability for such refusal.

        2.3    Participant Individually Directed Accounts ("IDAs").    In the case of plans allowing for Participant direction of earmarked accounts, and upon approval of the Administrator, which shall be made in a nondiscriminatory manner, each Participant or Beneficiary shall have the right to direct the investment of all or part of his or her individual account balance. The Participant and the Administrator shall notify the Trustee in writing of such intent and said notice shall state the portion of the Participant's account that he or she desires to be so directed (the "Individually Directed Account" or "IDA"). The Administrator and/or the Trustee shall have the right to refuse to make any investment which, in their opinion, could disqualify the Plan, cause the income of the Trust to be subject to tax, result in a prohibited transaction as defined in ERISA or section 4975(c) of the Code, or is not administratively acceptable to the Administrator and the Trustee. In such case, neither the

Administrator nor the Trustee shall be responsible or liable for any loss or expense that may result from such refusal or failure to comply with any direction from the Participant.

        As provided under ERISA Section 404(c), neither the Trustee nor any other fiduciary shall be liable for any loss, or by reason of any breach, which results from such Participant's or Beneficiary's exercise of control. In the absence of directions from a Participant or Beneficiary, the Administrator may direct the investment of the Individually Directed Account. The Trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of the Administrator, Participant or Beneficiary. Any fees, costs, expenses or taxes directly attributable to any Individually Directed Account shall be charged by the Trustee on a reasonable basis directly to such Individually Directed Account, unless otherwise paid by the Employer. The Administrator may terminate any Participant's right to direct the investment of his or her Account, if such direction, in the Administrator's sole discretion, is not in the interest of the Plan or may result in administrative burden to the Administrator or the Trustee.

        The Participant or Beneficiary, as applicable, shall be authorized to appoint a broker, agent or investment manager as defined in Section 3(38) of ERISA ("Agent") to whom the Participant or Beneficiary delegates his or her authority to direct the Trustee with respect to investments in the Participant's or Beneficiary's Individually Directed Account. Upon receipt of the Participant's or Beneficiary's designation of such Agent, Trustee shall comply with the Agent's investment directions for the Participant's or Beneficiary's IDA as though they were the Participant's or the Beneficiary's directions, and shall have no liability for following such Agent's directions. The Agent's authority to direct the Participant's or Beneficiary's IDA shall continue until the Participant or Beneficiary gives written notice to the Agent and the Trustee that the Agent's appointment has been revoked.

        2.4    Independent Investment Manager.    The Employer or Administrator may appoint one or more Investment Managers as defined in Section 3(38) of ERISA to direct the Trustee in the investment of all or a specified portion of the assets of the Trust Fund. The Administrator may also remove any Investment Manager. The Administrator shall promptly notify the Trustee in writing of the appointment or removal of any Investment Manager.

        The Administrator shall cause the Investment Manager to acknowledge to the Trustee in writing that the Investment Manager is a fiduciary with respect to the Plan and Trust. If the foregoing conditions are met, the Investment Manager shall have the power to manage, acquire, retain, or dispose of any Trust Assets subject to the Investment Manager's management and direction. The Trustee shall not be liable for the acts or omissions of such Investment Manager, or be under an obligation to review the investments of, or to invest or otherwise manage any asset of the Trust that is subject to the management and direction of such Investment Manager. The Investment Manager shall only make directions which are in compliance with the applicable provisions of ERISA and any regulations or rulings issued thereunder.

        2.5    Trustee Investment Authority.    The Administrator may also delegate its investment authority to the Trustee for all or part of the Trust. Such delegation must be in writing and delivered to the Trustee. Upon acceptance of such delegation, the Trustee shall have full power and authority to invest and reinvest the portion of the Trust so designated by the Administrator in investments of any kind permitted under this Trust Agreement.

        The Administrator is responsible for providing the Trustee with the funding policy and investment guidelines for the Trust, and the Trustee's responsibility for investment of the assets in the portion of the Trust for which Trustee has investment discretion shall be subject to, and is limited by, the funding policy and investment guidelines issued to it by the Administrator, and by the fiduciary standards of ERISA.

        The Trustee shall be responsible for proper diversification of the Trust only if all of the Plan's assets are subject to the Trustee's management. The Administrator, and not the Trustee, shall be responsible for the funding policy, for overall diversification of Plan assets, and for overall compliance of the Trust with statutory limitations on the amount of the Trust's investment in securities or real property of the Employer or its affiliated companies ("Employer Securities" or "Employer Real Property", as those terms are defined in ERISA Section 407).

        2.6    Employer Securities.    Except as authorized pursuant to Sections 2.2, 2.3 and 2.4, the Administrator shall have sole responsibility and liability for the investment in, and management and disposition of, Employer Securities (as that term is defined in Section 409(l) of the Code). Notwithstanding the previous sentence, if the Employer Securities are thinly traded or not publicly traded on an established exchange, then the Administrator shall have sole responsibility to provide valuations of such Employer Securities.

          (a)  The Directing Party may direct investment of up to the entire amount of the Trust Assets over which Directing Party has investment authority into Employer Securities if permitted by law. The Directing Party shall not authorize or direct the investment of Trust Assets in Employer Securities unless the Administrator is satisfied that the Employer Securities are exempt from registration under the Federal Securities Act of 1933, as amended, and are exempt from qualification under the California Corporate Securities Law of 1968, as amended, and of any other applicable blue sky law, or in the alternative that the Employer Securities have been so registered and/or qualified. The Administrator shall also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the Employer Securities and the procedure to be followed by the Trustee to effectuate a resale of such Employer Securities. The Directing Party shall not direct the investment in "Employer Securities" as that term is used in ERISA, if such investment would be prohibited by ERISA. The Directing Party shall only direct the investment of funds into Employer Securities if (i) those securities are traded on an exchange permitting a readily ascertainable fair market value, or (ii) the Administrator shall have obtained a current valuation by an independent appraiser, and periodically (but no less frequently than annually) supplies updated independent valuations while the Employer Securities remain in the Trust. In determining the value of Employer Securities not traded on an exchange on a periodic basis, the Trustee may conclusively rely on the independent appraisal or other form of valuation acceptable to the Trustee and submitted to it by the Administrator.

          (b)  For any portion of the Trust Fund which consists of Employer Securities, the voting or proxy or other rights with respect to such Employer Securities shall be passed through to Participants as provided in this section. With respect to Employer Securities that are allocated to Participants' accounts, each Participant shall be entitled to direct the Trustee as to the manner in which such Employer Securities then allocated to his or her account(s) will be voted as to the items specified in Code Section 409(e)(2) or 409(e)(3), as the case may be. Such directions may be achieved through the use of proxy or similar statements delivered to the Participants with respect to the Employer Securities allocated to their accounts. The Administrator shall provide any information requested by the Trustee that is necessary or convenient in connection with obtaining and preserving the confidentiality of the Participants' directions. Any allocated Employer Securities with respect to which Participants are entitled to issue directions pursuant to the foregoing and for which directions are not received by the Trustee shall be voted in the same proportion as the shares of Employer Securities for which voting directions have been received, unless the Trustee is required by law to exercise its discretion in voting such shares. Any allocated Employer Securities with respect to which Participants are not entitled to issue directions pursuant to the foregoing, and all unallocated Employer Securities, shall be voted by the Trustee in the same proportion as the shares for which voting directions have been received, unless the Trustee is required by law to exercise its discretion in voting such shares. In the event that no voting rights for the Employer Securities are required by law or the terms of the Plan to be passed through to Participants, the Employer Securities shall be voted by the Trustee as instructed by the Administrator.

          (c)  In response to a tender offer, the Trustee shall tender only those allocated shares for which the Directing Parties' directions to tender have been received; any allocated but unvoted shares shall not be tendered. Any unallocated shares shall be retained or tendered in accordance with instructions from the Administrator, to the extent permitted by law.

          (d)  The Employer or Administrator shall ensure that Participants receive at least as much information regarding the proxy or tender offer matters as is sent to shareholders. The Trustee shall have no duty to provide Participants with information necessary to make an informed decision with respect to the voting or tendering of Employer Securities, which shall be the exclusive duty of the Employer or Administrator.

          (e)  The Employer shall indemnify and hold harmless the Trustee with respect to (i) any claim, demand or loss in connection with making Employer Securities available as Investment Options, and (ii) any action taken or not taken with regard to voting or tendering Employer Securities except for losses resulting from the Trustee's negligence or willful misconduct, because the Trustee shall have no discretion with respect to such action unless required by law.

          (f)    The Trustee shall not be liable under the Plan or the Trust for any purchase or sale of, or investment in or retention of, Employer Securities held as Trust assets, whether retention is due to (i) instructions to retain, (ii) inability to sell due to any Federal or State securities law restrictions, or (iii) the unmarketable or illiquid nature of the investment.

        2.7    Employer Real Property.    Except as authorized pursuant to Sections 2.3 and 2.4, the Administrator shall have sole responsibility and liability for the investment in, and management and disposition of, Employer Real Property. Notwithstanding the previous sentence, the Administrator shall have sole responsibility to provide valuations of such Employer Real Property.

        The Directing Party shall not authorize or direct the investment in "Employer Real Property", as that term is used in ERISA, if such investment would be prohibited by ERISA. The Directing Party shall only authorize or direct the investment of funds into Employer Real Property, if the Administrator has obtained a current valuation by an independent appraiser, and periodically supplies updated valuations while the Employer Real Property remains in the Trust. In determining the value of Employer Real Property on a periodic basis, the Trustee may conclusively rely on the independent appraisal or other form of valuation acceptable to the Trustee and submitted to it by the Administrator.

        The Trustee shall not be liable under the Plan or the Trust for any investment in, or retention or disposition of, Employer Real Property held as Trust assets, whether retention is due to (i) instructions to retain, (ii) inability to sell due to any restrictions, or (iii) the unmarketable or illiquid nature of the investment.

        2.8    Insurance Products.    The Directing Party may direct the Trustee in writing to invest assets of the Trust in insurance products of all kinds authorized under the Plan, including but not limited to: group or individual insurance contracts, annuity contracts, and guaranteed investment contracts, provided however that such contracts are issued by an insurance company or companies qualified to do business in more than one state. The Directing Party shall have the sole responsibility for and shall direct the Trustee with respect to such insurance products. The investment in, valuation of, and management and disposition of these insurance products shall be the sole responsibility of the Directing Party, and the Trustee shall follow their directions with respect to such insurance products and shall have no liability therefore.

        2.9    Participant Loans.    Where loans are made to Plan Participants or Beneficiaries ("Participant Loans"), all fiduciary duties and responsibilities for administration of the Trust with respect to any Participant Loans shall rest with the Administrator or a named fiduciary which shall be appointed by the Administrator (the "Loan Fiduciary"). These duties shall include but not be limited to the review and acceptance or rejection of loan applications, making of the Participant Loans, determination of allowable Participant Loan amount, the determination of any grace period for delinquent loans in accordance with regulations, after which Trustee shall declare default and issue tax reports, and determination of when to foreclose on collateral securing defaulted loans. Additionally, the Loan Fiduciary shall establish the interest rate to be charged for the Participant Loan, the maturity date of the loan, the amount which may be loaned, and the amount of the affected vested account balance which may secure the Participant Loan under applicable laws and regulations. In the absence of a formal appointment of a Loan Fiduciary, the Administrator shall be the Plan's Loan Fiduciary. All loan documents shall be prepared by Trustee upon written direction of the Loan Fiduciary unless otherwise agreed to by Trustee.

        2.10    Participant Loans—Omnibus Loan Asset.    If the Administrator directs the Trustee to hold the participant loan portfolio as an omnibus asset of the Trust (the "Omnibus Loan Asset"), the Loan Fiduciary, or the loan administrator appointed by the Administrator ("Loan Administrator"), shall direct and administer loans made to Participants or Beneficiaries pursuant to the Plan.

          (a)  The Loan Administrator, or the Loan Fiduciary, shall have responsibility for such loans including, without limitation, responsibility for the following: the development of procedures and documentation for Participant loans; the acceptance of loan applications, the preparation and execution of loan documentation; the disclosure of interest rate information as required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act (15 U. S. C. §1601 et. seq.); the enforcement of promissory note terms, including, but not limited to, directing the Trustee to take specified actions, including to fund loans and receive loan payments; and the maintenance of accounts and records regarding interest and principal payments on notes. The Trustee shall not be responsible for reviewing such documents, records and procedures, but the Trustee may, from time to time, examine such documents, records and procedures as it deems appropriate.

          (b)  The Loan Fiduciary or Loan Administrator, as applicable, shall collect loan payments from Participants and Beneficiaries, and shall forward a net amount to the Trustee, with a statement directing allocation of receipts on a monthly basis. The Loan Fiduciary or Loan Administrator shall render an accounting to the Administrator, on a monthly or quarterly basis, which shall set forth the Participants' loan balances for each Participant loan and in the aggregate all investments, principal and income receipts, disbursements and other transactions effected by it with respect to the Participant loans during the accounting period since the last report to the Administrator, and shall provide a fair market valuation of the Omnibus Loan Asset to the Trustee no less frequently than quarterly. The Trustee may rely on such valuation prepared and submitted by the Loan Fiduciary or Loan Administrator in valuing Trust Assets as required by this Trust Agreement and shall be under no liability for the Trust Assets administered by the Loan Fiduciary, or for accounting for Participant loans or transactions relating to Participant loans in accordance with the Loan Fiduciary's accounting and reports.

          (c)  The Trustee shall account for Participant loans in the aggregate, as a single asset of the Trust, identified as the Omnibus Loan Asset. Within thirty (30) days of the close of each fiscal year of the Trust, and within thirty (30) days of the termination of this Trust Agreement, the Loan Fiduciary or Loan Administrator shall file with the Administrator a written accounting setting forth in the aggregate all investments, receipts, disbursements and other transactions effected by Loan Fiduciary or Loan Administrator with respect to Participant loans during such fiscal year or the period from the close of the last fiscal year to the date of such termination, and the Loan Fiduciary or Loan Administrator shall provide the Trustee with a fair market valuation of the Omnibus Loan Asset as of the close of each Plan Year. The Trustee may rely on such fair market valuation provided by the Loan Fiduciary or Loan Administrator in valuing and accounting for Trust Assets as required by this Trust Agreement and shall be under no liability for accounting for Participant loans.

          (d)  The Administrator shall direct the Trustee with respect to all returns and filings required by the Internal Revenue Code and regulations, or applicable State law, as a result of any Participant loan, including, but not limited to, returns and filings required by reason of failure by the borrower to make any payments. The Trustee shall be under no liability for failure to file such returns or reports, unless as a result of failure to follow Administrator's direction.

ARTICLE III

TRUSTEE'S POWERS

        3.1    General Trustee's Powers.    Except as otherwise provided and subject to any proper direction, applicable limitations in ERISA or other applicable law, the Trustee shall have full power and authority with respect to property held in the Trust to do all such acts, take all proceedings, and exercise all such rights and privileges, whether specifically referred to or not in this document, as could be done, taken or exercised by the absolute owner, including, without limitation, the following:

          (a)  To invest and reinvest the Trust or any part hereof in any one or more kind, type, class, item or parcel of property, real, personal or mixed, tangible or intangible; or in any one or more kind, type, class, or item of obligation, secured or unsecured; or in any combination of them (including those issued by the Trustee or any of its affiliates) and to retain the property for the period of time that the Directing Party deems appropriate, despite fluctuations in the market price of the property;

          (b)  To acquire and sell options to buy securities ("call" options) and to acquire and sell options to sell securities ("put" options); to enter into commodity contracts, financial futures contracts and foreign exchange contracts and to take appropriate actions in connection with such contracts;

          (c)  To buy, sell, assign, transfer, acquire, loan, lease (for any purpose, including mineral leases, and for terms within or extending beyond the life of this Trust), exchange and in any other manner to acquire, manage, deal with and dispose of all or any part of the Trust property, for cash or credit and upon any reasonable terms and conditions;

          (d)  To make deposits, within the meaning of Section 408(b)(4) of ERISA, with any bank or other financial institution, including any such facility of the Trustee or an affiliate thereof (and the Employer or an affiliate thereof, if the Employer or such affiliate is a financial institution), provided that the deposit in an interest bearing account or a time certificate of deposit bears a reasonable rate of interest;

          (e)  To invest funds in any mutual fund whether or not sponsored or advised by Union Bank of California or any affiliate thereof, for which Union Bank of California or its affiliate renders services. Union Bank of California or its affiliates may be compensated for providing such services to such mutual fund, in addition to any Trustee's fees received pursuant to this Trust Agreement;

          (f)    To invest and reinvest the Trust, or any part thereof, in any one or more collective investment funds, including group trusts that consist exclusively of assets of exempt pension and profit sharing trusts and individual retirement accounts qualified and tax exempt under the Code, that are maintained by the Trustee or any affiliate thereof or any other bank or trust company. The documents establishing and amending any such collective investment funds are hereby incorporated herein and adopted into this Trust Agreement and the Plan by this reference. The name of any such collective investment fund may be specified in an addendum to the Adoption Agreement. The combining of money and other assets of the Trust with money and other assets of other qualified trusts in such fund or funds is specifically authorized. Notwithstanding anything to the contrary in this Trust Agreement, the Trustee shall have full investment responsibility over assets of the Trust invested in its collective investment funds. The Trustee or its affiliates shall be entitled to receive compensation for providing administration, advisory or other services directly from the collective investment funds in addition to any Trustee's fees received pursuant to this Trust Agreement.

          If the Plan and Trust for any reason lose their tax exempt status, and the Trust assets have been commingled with assets of other employers' tax exempt trusts in the Trustee's collective investment funds, the Administrator shall immediately notify the Trustee of such plan disqualification or loss of tax exempt status and the Trustee shall liquidate, within 30 days of notice of such loss of tax exempt status, the Trust's units of the collective investment fund(s) and invest the proceeds in a money market fund pending investment or other instructions from the

  Administrator. The Trustee shall not be liable for any loss or gain or taxes, if any, resulting from said liquidation;

          (g)  To borrow or raise money for the purposes of the Trust from any source (other than in a prohibited transaction as defined in Sections 406 of ERISA or 4975 of the Internal Revenue Code, unless an exemption applies); to pay interest; to execute promissory notes and to secure the repayment thereof by pledging all or any part of the Trust Fund;

          (h)  Except as related to Employer Securities pursuant to Section 2.6, to take all of the following actions as directed by the fiduciary or other person with investment discretion over the Trust Assets: to vote upon or tender any stocks, bonds or other securities and to give general or special proxies or powers of attorney with or without power of substitution, except that Trustee shall vote all proxies for securities in Investment Options as directed by Administrator; to exercise any conversion privileges, subscription rights or other options of which Trustee receives actual notice, and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in Trust;

          (i)    To accept investment directions acceptable to the Trustee, which shall be (i) in writing; (ii) immediately confirmed in writing if Trustee agrees to accept verbal directions; (iii) by facsimile; (iv) confirmed by an eligible trade report if effected through the Institutional Delivery System (DTC ID or comparable system). All other instructions shall be in writing. The Trustee shall, as promptly as possible, comply with such directions, it being understood that Trustee shall in no event be required to transact directed trades on days which are not Business Days;

          (j)    Unless directed otherwise, the Trustee shall disclose the name and address of Employer and/or Directing Party to issuers and others in connection with proxies and tender offers or other securities transactions;

          (k)  To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (l)    To raze or move existing buildings; to make ordinary or extraordinary repairs, alterations or additions in and to buildings; to construct buildings and other structures and to install fixtures and equipment therein;

          (m)  To pay or cause to be paid from the Trust any and all real or personal property taxes, income taxes or other taxes or assessments of any or all kinds levied or assessed upon or with respect to the Trust or Plan;

          (n)  To appoint ancillary trustees and to pay them reasonable compensation;

          (o)  To form a limited liability company, corporation or corporations under the laws of any jurisdiction or to participate in the forming of any such limited liability company, corporation or corporations or to acquire an interest in or otherwise make use of any limited liability company, corporation or corporations already formed, for the purpose of facilitating the Trust Fund's investing in and holding title to any property;

          (p)  To lend stocks, bonds or other securities to any brokerage or other firm selected by the Trustee, provided such loans are adequately secured, and during the term of such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

          (q)  To do all other acts necessary or desirable for the proper administration of the Trust Fund, as if the Trustee were the absolute owner thereof.

        3.2    Additional Powers.    In addition to the other powers enumerated above, and whether or not the Administrator has retained investment authority or such authority has been delegated to the

Participant or an Investment Manager pursuant to Article II, the Trustee in any and all events is authorized and empowered:

          (a)  To cause all or any part of the Trust to be held in the name of the Trustee (which in such instance need not disclose its fiduciary capacity) or, as permitted by law, in the name of any nominee, and to acquire for the Trust any investment in bearer form. Trustee may combine certificates representing such investments with certificates of the same issuer that it holds in other fiduciary capacities; or it may deposit or arrange for the deposit of such securities in a qualified central depository even though such securities may then be merged and held in bulk in the name of the nominee of the depository along with other securities deposited by other persons. Additionally, Trustee may deposit or arrange for deposit of any securities issued by the United States government or one of its agencies or instrumentalities in such a depository or with a Federal Reserve Bank. However, the books and records of the Trust shall at all times show that all such investments are a part of the Trust and the Trustee shall hold evidences of title to all such investments;

          (b)  To serve as custodian with respect to the Trust assets with the exception of Participant Loan repayments, which may be held by the Plan's Loan Fiduciary from time to time pending delivery to the Trustee, provided Union Bank of California is the sole Trustee;

          (c)  To employ such agents and counsel as may be reasonably necessary in managing and protecting the Trust assets and to pay them reasonable compensation from the Trust; to employ any broker-dealer, including any broker-dealer affiliated with the Trustee, and pay to such broker-dealer at the expense of the Trust, its standard commissions; to settle, compromise or abandon all claims and demands in favor of or against the Trust; and to charge any premium on bonds purchased at par value to the Trust;

          (d)  To abandon, compromise, contest, arbitrate or settle claims or demands; to prosecute, compromise and defend lawsuits, but without obligation to do so, all at the risk and expense of the Trust;

          (e)  To tender its defense to the Employer in any legal proceeding where the interests of the Trustee and the Employer are not adverse. However, any legal counsel selected to defend the Trustee must be acceptable to the Trustee, and the Trustee may elect to choose counsel other than that selected by the Employer. The Employer may satisfy all or any part of its obligations under this section through insurance arrangements acceptable to the Trustee;

          (f)    To exercise and perform any and all of the other powers and duties specified in this Trust Agreement or the Plan;

          (g)  To permit, during the Trustee's normal business hours, such inspections of documents at the principal office of the Trustee as are required by law, subpoena, or upon demand by United States agency;

          (h)  To comply with all requirements imposed by ERISA, the Code or other applicable provisions of law;

          (i)    To retain all or any portion of the Trust in cash temporarily awaiting investment or for the purpose of making benefit distributions or other payments, without liability for interest thereon, notwithstanding the Trustee's receipt of indirect compensation known as float from such uninvested cash or uncashed benefit checks;

          (j)    To exercise all the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under applicable federal or state laws, as amended from time to time, it being intended that, except as herein otherwise provided, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto;

          (k)  To seek written instructions from the Administrator, Investment Manager, other fiduciary, or the Participant of any Individually Directed Account, on any matter and await their written instructions without incurring any liability therefor;

          (l)    To impose a reasonable charge to cover the cost of furnishing to Participants or Beneficiaries upon their written request documents as required under Section 104(b)(4) of ERISA;

          (m)  To pay from the Trust the expenses reasonably incurred in the administration of the Trust;

          (n)  To seek the advice of its counsel or Employer's counsel, and Trustee shall be protected to the extent permitted by law in acting upon advice of counsel; and

          (o)  In addition to the powers listed herein, to do all other acts necessary or desirable for the proper administration of the Trust, as though the absolute owner thereof.

        3.3.    Administrator/Employer Directions.    As directed by the Administrator or the Employer, the Trustee shall also be authorized and empowered:

          (a)  To cause the benefits provided under the Plan to be paid directly to or for the persons entitled thereto under the Plan, and in the amounts and in the manner specified, and to charge such payments against the Trust;

          (b)  To compensate such executive, consultant, actuarial, accounting, investment, appraisal, administrative, clerical, secretarial, custodial, depository and legal firms, personnel and other employees or assistants as are engaged by the Employer or Administrator exclusively in connection with the administration of the Plan and to pay from the Trust the necessary expenses of such firms, personnel and assistants, to the extent not paid by the Employer and not prohibited by law;

          (c)  To pay from the Trust to reimburse the Employer for the expenses reasonably incurred in the administration of the Trust paid by Employer unless prohibited by the Plan or by law.

          (d)  To maintain insurance for such purposes, in such amounts and with such companies as the Administrator shall elect, including insurance to cover liability or losses occurring by reason of the acts or omissions of fiduciaries (but only if such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary).

ARTICLE IV

TRUSTEE'S DUTIES

        4.1    Powers Subject to Duties.    The Trustee shall exercise any of the foregoing powers from time to time as required by law.

        4.2    Records.    The Trustee shall maintain or cause to be maintained suitable records, data and information relating to its functions hereunder. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other actions hereunder, except for Omnibus Loan Assets, which shall be reflected as provided in Section 2.10. Its books and records relating thereto shall be open to inspection and audit at all reasonable times by the Employer, the Administrator or their duly authorized representatives.

        4.3    Accounts.    Periodically, as specified by the Employer, or the Participant in the case of IDAs, and within sixty (60) days after the close of each Plan Year and within sixty days after the resignation of the Trustee as provided in Article VII hereof, the Trustee shall render to the Employer, Investment Manager or the Participant in the case of IDAs, a written account showing in reasonable summary the investments, receipts, disbursements and other transactions engaged in by the Trustee during the preceding Plan Year or accounting period with respect to the Trust. Such account shall set forth the assets and liabilities of the Trust, valued as of the end of the accounting period.

        The Employer, Investment Manager, or the Participant in the case of IDA, shall have sixty (60) days after the Trustee's mailing of each such account within which to file with the Trustee written objections to such account. Upon the expiration of each such period, the Trustee shall be forever released and discharged from all liability and accountability to the Employer, the Participant and the Trust with respect to the propriety of its acts and transactions shown in such account except with respect to any such acts or transactions as to which a written objection has been filed within such sixty (60) day period with the Trustee.

        4.4    Valuation of Special Assets.    Notwithstanding anything herein to the contrary, the Trustee shall have no duty or responsibility to obtain valuations of any Trust assets whose value is not readily determinable on an established market. The Employer, Administrator, Investment Manager or directing Participant shall have sole responsibility to supply periodic valuations of such assets to the Trustee in a timely manner. The Employer or the Participant, or the Trust as appropriate, shall bear sole responsibility for the cost of obtaining said valuations. The Trustee may conclusively rely on such valuations provided by the Employer, Investment Manager, Administrator or Participant. If they fail to provide such values, the Trustee may take whatever action it deems reasonable, including employment of attorneys, appraisers or other professionals, the expense of which will be borne by the Trust. Despite the foregoing, all values of unlisted or thinly traded Employer Securities shall be determined by an appraisal by a qualified independent appraiser acceptable to the Trustee, the expense of which will be borne by the Trust or the Employer as appropriate.

        4.5    Reports.    The Trustee shall file such descriptions and reports and shall furnish such information and make such other publications, disclosures, registrations and other filings as are required of the Trustee by ERISA or other applicable law, except for filings in connection with Employer Securities, which shall be the sole responsibility of the Employer.

        4.6    Directions to Trustee.    The Trustee is authorized to act upon proper directions of the Employer, the Administrator, Investment Manager, any other fiduciary, Participant, Beneficiary, Directing Party, and their Authorized Representatives, as applicable, including directions given by photostatic teletransmission using facsimile signature, or those instructions which are digitally recorded on the UBOC Voice Response Unit ("VRU") or internet website. The Trustee is also authorized to act on verbal instructions in its discretion prior to receipt of written or photostatic teletransmission instructions. The Trustee is hereby authorized to record conversations and facsimile transmissions made in connection with the Trust. The Trustee's recording or lack of recording of any such oral, internet or digital instructions, and/or receipt or lack of receipt of directions by facsimile transmissions or otherwise, as reflected in the Trustee's records maintained in the ordinary course of business, shall constitute conclusive proof of the Trustee's receipt or non-receipt of such instructions.

        The Trustee shall not be liable for losses attributable to any directions, lack of directions or exercise of control by a party with investment discretion over the Trust or any part thereof. Likewise, the Trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of any party with investment discretion over the Trust or any portion thereof.

        4.7    Authorized Representative.    The Employer or the Administrator shall inform the Trustee immediately in writing of the appointment of any Authorized Representative to whom the Employer or the Administrator has given authorization to direct the Trustee with respect to the Trust, any change in tax status, or any other change in circumstances which could affect the Trustee's administration or management of the Trust.

        The Trustee may rely on such designations and follow any instructions of such Authorized Representatives, whether verbal, by facsimile or in writing as though they were Employer's, Administrator's, Investment Manager's or Participant's instructions, as applicable, and Trustee's business record entry of any directions by any of them shall be conclusive proof of the giving of such directions.

        Any transactions initiated by the Trustee before receiving actual notice of any change with respect to (a) such Authorized Representative(s) or their authority, (b) the termination of the Account, or (c) termination of the fiduciary status of the Employer or Administrator, shall be valid and binding on the Employer or their successors and assigns, and the Trust.

        4.8    Wire Transfers.    The Trustee shall follow the Employer's or Administrator's wire transfer instructions in compliance with the security procedures promulgated by the Trustee and agreed to by the Employer. The Trustee shall perform a telephonic verification to Employer or Employer's Authorized Representative or such other security procedure, as Trustee may require, prior to wiring funds or following facsimile directions. The Employer assumes all risk of delay of transfer if the Trustee is unable to reach the Employer or the Employer's Authorized Representative, or in the event of delay as a result of attempts to comply with any security procedure selected by the Employer.

ARTICLE V

RESTRICTIONS ON DISTRIBUTION

        5.1    Persons to Receive Payment.

          (a)  The Trustee shall, except as otherwise provided below, pay all amounts payable hereunder only to, or for the benefit of, the person or persons designated under the Plan or deposit to the Participant's or Beneficiary's checking or savings account or Individual Retirement Account as directed by the Administrator and not to any other person or corporation, and only to the extent of assets held in the Trust for the benefit of the Participant. The Administrator's instructions to the Trustee to make distributions or not to make distributions, and the amount thereof, shall be conclusive on all parties, including but not limited to Participants and Beneficiaries.

          (b)  In the event any controversy shall arise as to the person or persons to whom any distribution or payment is to be made by the Trustee, or as to any other matter arising in the administration of the Plan or Trust, the Trustee may retain the amount in controversy pending resolution of the controversy or the Trustee may file an action seeking declaratory relief and/or may interplead the Trust Assets or funds in issue, and name as necessary parties the Employer and/or any or all persons making conflicting demands.

          (c)  Whether a distribution or payment check has been issued or not, the Trustee shall not be liable for the payment of any interest or income on any amount paid or withheld or interpleaded under subsection (b).

          (d)  The expenses of the Trustee for taking any action under subsection (b) shall be charged by the Trustee to the Trust, unless paid by the Employer within thirty (30) days of the billing of such amount.

        5.2    Assignment and Alienation Prohibited.

        No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily, except as provided in Section 5.3. Notwithstanding the, foregoing, the Employer may agree to allow Participants and Beneficiaries to borrow from the Plan, and to secure their loans with their vested Account balances, to the extent provided under the Plan and this Trust Agreement.

        5.3    Qualified Domestic Relations Orders.

        The preceding section shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such an order is determined by the Administrator to be a Qualified Domestic Relations Order, as defined in ERISA and in Section 414 (p) of the Code. Any domestic relations order entered before January 1, 1985 will be treated as a Qualified Domestic Relations Order if payment of benefits has commenced as of such date, and may be treated as a Qualified Domestic Relations Order if payment of benefits had not commenced as of such date, even though the order does not satisfy the requirements of Section 414(p). The Administrator shall direct the Trustee, in writing, as to the disposition of any domestic relations order and shall direct the Trustee as to any distributions necessary pursuant to any order determined by the Administrator to be a Qualified Domestic Relations Order.

ARTICLE VI

RESIGNATION, REMOVAL AND SUCCESSION

        6.1    Resignation or Removal of Trustee.    The Trustee may resign at any time upon thirty (30) days' prior written notice to the Employer, which notice may be waived by the Employer. The Employer may remove the Trustee upon thirty (30) days' prior written notice to the Trustee, which notice may be waived by the Trustee. However, notwithstanding the foregoing or any other provision of the Plan or this Trust Agreement to the contrary, the Trustee shall have an unrestricted right of immediate resignation effective upon thirty (30) days' prior written notice to the Employer with respect to any portion of the Trust Assets consisting of Employer Securities or Employer Real Property, at which time the Employer's President and Chief Financial Officer shall be treated as having appointed themselves Trustees and as having filed their acceptance of appointment with the Trustee and shall automatically become the Successor Co-Trustees until a new successor Trustee is appointed by them.

        6.2    Designation of Successor Trustee.    Upon notice of Trustee's resignation or removal, Employer shall promptly designate a Successor Trustee who will accept transfer of the assets of the Trust. If no Successor Trustee is designated within thirty (30) days of notice of Trustee's resignation or removal, the Employer's President and Chief Financial Officer are hereby designated as the Successor Co-Trustees and shall be treated as having filed their acceptance of appointment with the former Trustee and shall automatically become the Successor Co-Trustees until a new Successor Trustee is appointed.

        6.3    Court Appointment of Successor.    If the Employer does not designate a Successor Trustee, or if a Successor Trustee designated by the Employer has not accepted its appointment, within thirty (30) days after the Trustee gives notice of its resignation or receives notice of removal, the Trustee may, at the expense of the Trust, apply to a court of competent jurisdiction to appoint a Successor Trustee. Until a Successor Trustee is appointed, the Trustee shall be entitled to be compensated for its services according to its published fee schedule then in effect for acting as Trustee in accordance with the Plan and Trust.

        6.4    Successor's Powers.    A Successor Trustee shall have the same powers and duties as those conferred upon the original Trustee hereunder. A resigning Trustee shall transfer the Trust Assets and shall deliver the books, accounts and records of the Trust to the Successor Trustee as soon as practicable. The resigning Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to its resignation or removal, and the Trust Assets shall remain liable to reimburse the resigning or removed Trustee for any costs, expenses or attorneys' fees or losses incurred, whether before or after resignation or removal, due solely to Trustee's holding title to and administration of Trust Assets.

        6.5    Successor's Duties.    A Successor Trustee shall have no duty to audit or otherwise inquire into the acts and transactions of its predecessor.

ARTICLE VII

AMENDMENT

        7.1    Power to Amend.    Union Bank of California, as Prototype Sponsor, shall have the right at any time and from time to time to modify or amend this Trust Agreement in whole or in part.

        7.2    Limitation on Amendment.    No amendment shall be made at any time under which any part of the Trust may be diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries or which shall decrease the percentage or amount of the vested interest of any Participant.

        7.3    Conformity with Law.    Notwithstanding anything herein to the contrary, this Trust Agreement may be amended prospectively or retroactively at any time by the Trustee if deemed necessary to conform to the provisions and requirements of ERISA or the Internal Revenue Code or regulations promulgated pursuant thereto in order to maintain the tax-exempt status of this Trust thereunder, or to conform to the provisions and requirements of any law, regulation, order or ruling affecting the character or purpose of the Plan or Trust.

ARTICLE VIII

LIABILITIES

        8.1    Declaration of Intent.    In keeping with the public policy expressed in Section 410(a) of ERISA, nothing in this Article purports to relieve a fiduciary from liability for any responsibility, obligation or duty under Part 4 of Title I of ERISA. However, to the full extent permitted in Section 405 of ERISA and otherwise as not prohibited by law, it is the intent of this Article to relieve each fiduciary from all liability for any acts or omissions of any other fiduciary or any other person and to declare the absence of liabilities of all persons referred to in this Article to the extent not imposed by law or by provisions of this Trust Agreement. Each of the following Sections, in declaring such limitations, is set forth without limiting the generality of this Section but in each case shall be subject to the provisions, limitations and policies set forth in this Section. Additionally, to the full extent permitted in ERISA Section 404(c), no fiduciary shall be liable for any investment selection, investment loss or by reason of any breach of fiduciary duty or breach of this Agreement which results from Participant's or Beneficiary's exercise of control over the assets of his or her Account or IDA.

        8.2    General Limitations of Liability

          (a)  No fiduciary shall be liable with respect to a breach of fiduciary duty under Title I of ERISA if such breach was committed before he, she or it became a fiduciary or after he, she or it ceased to be a fiduciary.

          (b)  No fiduciary shall be liable for any act or omission of any other person to whom fiduciary responsibilities (other than Trustee responsibilities) are allocated by the Trust Agreement or by a named fiduciary, except as provided in Section 405(c) of ERISA.

        8.3    Liability of the Trustee.

          (a)  The Trustee shall have no powers, duties or responsibilities with regard to the administration of the Plan or to determine the rights or benefits of any person having or claiming an interest under the Plan or in the Trust or under this Trust Agreement or to control any disposition of the Trust or part thereof which is directed by the Administrator.

          (b)  The Trustee shall have no liability for the adequacy or timeliness of contributions for the purposes of the Plan or for enforcement of the payment thereof.

          (c)  The Trustee shall have no liability for the acts or omissions of the Employer, the Administrator, a Participant or Beneficiary, or any Investment Manager or Authorized Representative.

          (d)  The Trustee shall have no liability for following proper directions of any party given authority to direct the Trustee pursuant to the Trust Agreement or designated as an Authorized Representative.

          (e)  During such period or periods of time, if any, as a Directing Party is directing the investment and management of Trust Assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to securities purchased on the directions of a Directing Party, if notice of any such right was given prior to the purchase of such securities. If such notice is received by the Trustee after the purchase of such securities, the Trustee shall notify the Directing Party. The Trustee shall have no obligation to exercise any such right unless it is informed of the existence of the right and is instructed to exercise such right, in writing, by the Directing Party within a reasonable time prior to the expiration of such right.

          (f)    If a Directing Party directs the Trustee to purchase securities issued by any foreign government or agency thereof, or by any corporation domiciled outside of the United States, it shall be the responsibility of such Directing Party to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territories or possessions which shall apply, in any manner whatsoever, to such securities, including, but not limited to, receipt of dividends or interest or reclamation of foreign taxes by the Trustee for such securities. If the Trustee is directed not to reclaim foreign taxes, the Trustee shall have no responsibility to reclaim any such taxes. Any expenses, costs or extraordinary fees incurred by the Trustee for the reclamation of foreign taxes shall be charged to the Trust.

        8.4    Indemnification.

          (a)  The Trustee shall not be liable for, and the Employer agrees to indemnify and hold harmless the Trustee, its officers, directors, employees and agents from and against any loss, or liability, claims, demands, damages and expenses, (including reasonable attorneys' fees and costs incurred by the Trustee), any claims of breach of fiduciary duty brought by any person or entity, lawsuits, disputes of any kind, and any taxes or penalties incurred by the Trustee, which may arise from (i) any acts taken in accordance with directions (or any failure to act in the absence of such directions) from the Administrator, Employer, Investment Manager, Authorized Representative, Participant, Beneficiary, Loan Fiduciary or any other person designated to act on their behalf which the Trustee reasonably believes to have been given by them; (ii) the negligence or willful misconduct of the Administrator, Employer, Investment Manager, Participant, Beneficiary, Authorized Representative, Loan Fiduciary or any other person designated to act on their behalf, or (iii) any act or omission by the Employer, Administrator, Investment Manager, Participant, Beneficiary, Authorized Representative, Loan Fiduciary or any other person designated to act on their behalf which results in loss to the Trust, except in the event of the Trustee's negligence or material breach of this Agreement which directly relates to and causes the loss to the Trust.

          (b)  The Employer further agrees to indemnify the Trustee for and against any liability imposed on the Trustee, including reasonable attorneys' fees and costs incurred by the Trustee, which exceeds amounts payable or available from the Trust, arising as a result of claims asserted by any third person or persons, not otherwise described in (a) and whether such person or persons are related to the trust, for action or failure to take action with respect to Trust Assets. By way of illustration, but not by way of limitation, this subsection is intended to provide indemnification to the Trustee for third party claims relating to Trust property, such as where an unrelated third party is injured in an accident on property owned by the Trust.

          (c)  The Employer may satisfy all or any part of its obligations hereunder through insurance arrangements acceptable to the Trustee.

          (d)  The indemnifications and releases provided herein shall survive termination of this Trust Agreement, and shall apply to the parties' successors and assigns.

        8.5    Environmental Liability.    The Trustee is not responsible for: (a) any condition which now exists or may be found to exist in, under, or about any real estate investment of the Trust Fund or of a corporation organized under Section 501(c)(2) or 501(c)(25) of the Code, the stock of which is held as an asset of the Trust Fund, or of a limited liability company of which the Trust Fund or the Trustee is a member, or (b) any violation of any applicable environmental or health or safety law, ordinance, regulation or ruling; or (c) the presence, use, generation, storage, release, threatened release, or containment, treatment, or disposal of any hazardous or toxic substances or materials including situations at or activities on any investment of the Trust Fund or of a Section 501(c)(2) or 501(c)(25) corporation, the stock of which is held as an asset of the Trust Fund, or of a limited liability company of which the Trust Fund or the Trustee is a member. The Trust, and not the Trustee, shall be responsible for payment of any expenses of cleaning any hazardous substances found in connection with the property held as an Asset of the Trust, to the extent not paid by other responsible parties. This section will survive the sale or other disposition of any real estate investment of the Trust Fund and the termination of this Agreement. Nothing in this section will be construed to in any way limit the indemnification rights of the Trustee under Section 8.4.

ARTICLE IX

DURATION AND TERMINATION

        9.1    Irrevocability.    This Trust is hereby declared to be irrevocable, except with respect to Section 9.2 below. It is intended that this Trust shall be tax-exempt and that the Plan and Trust shall qualify under Sections 401(a) and 501(a) of the Code. However, notwithstanding any other provisions of the Trust, if the Internal Revenue Service is requested to issue to the Employer a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax and such request is denied, the Trustee shall, after receiving a written direction from the Administrator, pay to each Participant that portion of the Trust applicable to said Participant's voluntary contributions, if any, and provided the Plan so states, pay to the Employer any part of the Trust attributable to Employer contributions then remaining in the Trustee's possession, provided, however, that all distributions shall be adjusted for any investment losses and Trustee's fees and costs incurred to date. As a condition to such repayment, the Employer agrees to indemnify, defend and hold the Trustee harmless from all claims, including claims of breach of fiduciary duty, actions, demands, or liabilities and attorney fees and costs arising in connection with such repayment.

        9.2    Termination.    This Trust may be terminated at any time by the Employer. Upon such termination, the Trust assets shall be distributed by the Trustee as and when directed by the Administrator in accordance with the provisions of this Trust Agreement and the Plan document. From the date of termination of the Plan and until the final distribution of the Trust, the Trustee shall continue to have all powers provided under this Trust that are necessary or desirable for the orderly liquidation and distribution of the Trust. In no instance, upon any termination and subsequent distribution, shall the Trust or any part of it be used for, or diverted to, purposes other than for the exclusive benefit of Participants, their Beneficiaries, and for defraying the administrative expenses of the Plan and Trust until all Plan liabilities have been satisfied, except in the instance of the failure of the Trust initially to qualify for tax-exempt status as set forth in Section 9.1.

        Upon termination of the Plan, the Trust Fund shall be distributed as directed by the Administrator; provided, however, that the Trustee shall not be required to make any distribution prior to receipt of a determination letter from the Internal Revenue Service that the termination does not adversely affect the tax-exempt status of the Plan and Trust. In the event the Administrator requests distribution of the Trust assets (a) without receipt of a favorable determination letter on Plan termination, or (b) upon failure to receive a favorable determination on initial qualification, the Employer shall indemnify and hold the Trustee harmless against all claims, liability, costs and fees, including but not limited to any attorneys' fees and costs, any taxes or penalties, and any claims of breach of fiduciary duty brought by any person or entity.

        9.3    Duration.    This Trust shall continue in full force and effect for the maximum period of time permitted by law, unless this Trust is sooner terminated in accordance with the Plan, the Code and ERISA.

ARTICLE X

MISCELLANEOUS

        10.1    Emergencies and Other Delegations.    In reference to situations involving emergencies and the delegation of duties:

          (a)  In case of an emergency, the Trustee may, but shall not be required to, act in the absence of directions from any person having the power to direct the Trustee with respect to the matter involved and shall incur no liability in so acting or not acting, except as to the Trustee's gross negligence or willful misconduct. Such actions shall be conclusive on the Administrator, the Participant and the Employer if written notice of the proposed action is given prior to the action being taken, and the Trustee receives no immediate response. Notwithstanding the foregoing, the Trustee shall not be liable for failure to take any action in connection with Trust assets if no direction is received.

          (b)  Notwithstanding any other provision in this Trust Agreement, the Employer shall have the right, but not the obligation, to liquidate Trust assets of a Participant's Account or IDA for purposes of payment of distributions, or expenses and fees.

        10.2    Expenses and Taxes.

          (a)  The Employer, or at its option, the Trust, shall quarterly pay the Trustee its expenses in administering the Trust and reasonable compensation for its services as Trustee at a rate to be agreed upon by the parties to this Trust Agreement, based upon Trustee's published fee schedule.

  However, the Trustee reserves the right to alter this rate of compensation at any time by providing the Employer with notice of such change at least thirty days prior to its effective date. Reasonable compensation shall include compensation for any extraordinary services or computations required. The Trustee shall have a lien on the Trust for compensation and for any reasonable expenses including counsel, appraisal, or accounting fees, and these may be withdrawn from the Trust unless paid by the Employer.

          (b)  Reasonable counsel fees, reasonable costs, expenses and charges of the Trustee incurred or made in the performance of its duties, including but not limited to expenses relating to investment of the Trust such as broker's commissions, stamp taxes, and similar items and all taxes of any and all kinds that may be levied or assessed under existing or future laws upon or in respect to the Trust or the income thereof shall constitute a charge upon the Trust.

        10.3    Parties to Proceedings.    In any judicial, mediation, arbitration or administrative proceedings, only the affected Employer and the Trustee shall be necessary parties and no Participant or other person having or claiming any interest in the Trust shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.

        10.4    Adoption by Affiliated Employer.    Any employer affiliated with Employer ("Affiliated Employer") may adopt the Employer's Plan, as provided under the terms of the Plan. Upon such adoption, the Affiliated Employer shall concurrently become a party to this Trust Agreement and shall be deemed a signatory to this Trust Agreement.

        10.5    Participation by Affiliates.    The Employer is solely responsible for supervising the process by which such Affiliated Employer participates in the Plan and for ensuring the qualified status of the Plan and the tax-exempt status of the Trust are not thereby adversely affected. The Administrator shall keep records showing the assets attributable to each such Affiliated Employer contributing to the Trust.

        10.6    Withdrawal of an Affiliated Employer.    In the event that an Affiliated Employer elects, with the consent of the Employer, to withdraw from participation in the Plan and so notifies the Trustee, the Trustee shall upon receipt of (a) a certification by the Administrator setting forth the Trust assets allocable to such withdrawal and (b) certified copies of the resolution of the Board of Directors of the Employer approving the withdrawal or termination and approving the instructions of the Administrator with regard to the segregation of the assets of the Trust, segregate such assets and, on receipt of written directions from the Administrator, make disposition thereof in accordance with Section 9.2 hereof or hold such segregated assets in a separate trust governed by the same provisions as this Trust Agreement.

        10.7    Multiple Plans.    With the consent of the Trustee, the assets of two or more qualified plans maintained by the Employer and Affiliated Employers may be maintained as one Trust and their assets may be commingled.

        10.8    Successor Employer.    If any successor to an Employer continues the Plan adopted by the Employer, such successor shall concurrently become a successor first party to this Trust Agreement. The Successor Employer shall immediately provide the Trustee with any required documentation if Authorized Representatives have changed.

        10.9    Locating Participants and Beneficiaries.    The Employer and Administrator will be responsible for locating Participants and Beneficiaries to facilitate benefit payments and for compliance with reporting and disclosure requirements.

        10.10    Use of Trust Funds.    Except as provided in Section 9.1, under no circumstances shall any part of the Trust be recoverable by the Employer or any Affiliated Employer from the Trustee or from any Participant or former Participant, his or her Beneficiaries, or any other person or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan and Trust; provided, however, that:

          (a)  if an Employer's contribution or payment is made by a mistake of fact (within the meaning of Section 403 of ERISA), this section shall not prohibit the return of such contribution to the Employer within one year after the payment of such contribution to the Trust; and

          (b)  if an Employer's contribution or payment is conditioned on initial qualification of the plan under Section 401 of the Code, and if the plan receives an adverse determination with respect to its initial qualification, then this section shall not prohibit the return of such contribution to the Employer, as contemplated by Section 403 of ERISA; and

          (c)  if an Employer's contribution or payment is conditioned upon the deductibility of such amount under Section 404 of the Code, then, to the extent the deduction is disallowed, this section shall not prohibit the return of such contribution to the Employer (to the extent disallowed) within one year after such determination of disallowance of the deduction.

        10.11.    Location of Trust Assets.    Except as authorized by the Secretary of Labor by regulation, the indicia of ownership of any assets of the Trust and Plan shall not be maintained outside the jurisdiction of the District Courts of the United States.

        10.12    Partial Invalidity.    If any provision of this Trust Agreement is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Trust Agreement, unless such illegality or invalidity prevents accomplishment of the objectives and purposes of this Trust Agreement and the Plan. In the event of any such holding, Union Bank of California will immediately amend this Trust Agreement as necessary to remedy any such defect.

        10.13    Successors and Assigns.    This Trust Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors and assigns.

        10.14    Relation to the Plan.    This Trust Agreement and the Plan are both part of and constitute a single integrated employee benefit plan and trust and shall be construed together. In the event of any conflict between the provisions of the Plan and this Trust Agreement, the provisions of this Trust Agreement shall control with respect to all rights, duties, responsibilities, obligations, powers and authorities of the Trustee, and the Trustee shall have no duty to inquire into, nor shall it have any obligation or liability with respect to, the provisions of the Plan.

        10.15    Construction and Jurisdiction.    This Trust Agreement shall be construed, administered and enforced according to ERISA and the Internal Revenue Code and where state law is applicable, under California laws, fairly and equitably, and in accordance with the purposes of the Plan. Jurisdiction for any dispute hereunder shall be in the state of California.

        10.16    Alternate Dispute Resolution.    If a dispute arises out of or relates to this Agreement, or the performance or breach thereof, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The sole arbitrator shall be a retired or former Judge or other qualified panelist associated with the American Arbitration Association. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction and the parties waive their right to jury trial. Each party shall bear its own costs, attorneys' fees and its share of arbitration fees. The Alternate Dispute Resolution provisions in this Agreement do not constitute a waiver of the parties' rights to a judicial forum in instances where arbitration would be void under applicable law, and do not preclude the Trustee from exercising its rights to interplead the funds of the Trust at the cost of the Trust.

* * * * * * * * Signature Page Follows * * * * * * * * *

Signature Page

        Representatives of the Prototype Sponsor and Trustee signed this Trust Agreement on the dates indicated below.

Prototype Sponsor and Trustee UNION BANK OF CALIFORNIA, N.A.
By:
(Signature)
(Typed or printed name)
Its:
Date:
By:
(Signature)
(Typed or printed name)
Its:
Date:

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UNION BANK OF CALIFORNIA Select BENEFIT DEFINED CONTRIBUTION PLAN

ARTICLE I DEFINITIONS
ARTICLE II TOP HEAVY PROVISIONS AND ADMINISTRATION
ARTICLE III ELIGIBILITY
ARTICLE IV CONTRIBUTION AND ALLOCATION
ARTICLE V VALUATIONS
ARTICLE VI DETERMINATION AND DISTRIBUTION OF BENEFITS
ARTICLE VII PLAN LOANS
ARTICLE VIII AMENDMENT, TERMINATION, AND MERGERS
ARTICLE IX MISCELLANEOUS
ARTICLE X PARTICIPATING EMPLOYERS
ARTICLE XI CASH OR DEFERRED PROVISIONS
ARTICLE I PREAMBLE
ARTICLE II ADOPTION AGREEMENT ELECTIONS
ARTICLE III VESTING OF MATCHING CONTRIBUTIONS
ARTICLE IV INVOLUNTARY CASH-OUTS
ARTICLE V HARDSHIP DISTRIBUTIONS
ARTICLE VI CATCH-UP CONTRIBUTIONS
ARTICLE VII INCREASE IN COMPENSATION LIMIT
ARTICLE VIII PLAN LOANS
ARTICLE IX LIMITATIONS ON CONTRIBUTIONS (IRC SECTION 415 LIMITS)
ARTICLE X MODIFICATION OF TOP-HEAVY RULES
ARTICLE XI DIRECT ROLLOVERS
ARTICLE XII ROLLOVERS FROM OTHER PLANS
ARTICLE XIII REPEAL OF MULTIPLE USE TEST
ARTICLE XIV ELECTIVE DEFERRALS
ARTICLE XV SAFE HARBOR PLAN PROVISIONS
ARTICLE XVI DISTRIBUTION UPON SEVERANCE OF EMPLOYMENT

Employer Information
Plan Information
Eligibility, Vesting and Retirement Age
Contributions, Allocations and Distributions
Top Heavy Requirements
Miscellaneous
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TRUST AGREEMENT PURSUANT TO THE UNION BANK OF CALIFORNIA SELECTBENEFIT PROTOTYPE DEFINED CONTRIBUTION PLAN
RECITALS
AGREEMENT
PURPOSE AND DEFINITIONS
ARTICLE I TRUST FUND
ARTICLE II INVESTMENTS
ARTICLE III TRUSTEE'S POWERS
ARTICLE IV TRUSTEE'S DUTIES
ARTICLE V RESTRICTIONS ON DISTRIBUTION
ARTICLE VI RESIGNATION, REMOVAL AND SUCCESSION
ARTICLE VII AMENDMENT
ARTICLE VIII LIABILITIES
ARTICLE IX DURATION AND TERMINATION
ARTICLE X MISCELLANEOUS
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